Exhibit 4.4

SAVINGS PLAN FOR SUBSIDIARIES OF SUNCOKE ENERGY, INC.

Effective as of February 1, 2010

SAVINGS PLAN FOR SUBSIDIARIES OF SUNCOKE ENERGY, INC.

Effective as of February 1, 2010

ARTICLE 1 — INTRODUCTION	1

1.01 GENERAL BACKGROUND	1
1.02 ORGANIZATION OF PLAN DOCUMENT	l
1.03 PURPOSE	1
1.04 AMENDED AND RESTATED PLAN	2
1.05 ACCRUED BENEFITS UNDER THIS PLAN AND UNDER PRIOR PLAN	2

ARTICLE 2—DEFINITIONS	3

ACCOUNT	3
ADJUSTMENT	3
ADMINISTRATOR	3
AFFILIATE	3
AUTHORIZED LEAVE OF ABSENCE	3
BENEFICIARY	4
BOARD	4
BREAK IN SERVICE	4
CATCH-UP CONTRIBUTIONS	4
CATCH-UP CONTRIBUTION ACCOUNT	4
CODE	5
COMMITTEE	5
COMPANY	5
COMPENSATION	5
CONTRIBUTION AGREEMENT	5
DISABILITY	5
DISTRIBUTION	5
EARNINGS	5
EFFECTIVE DATE	5
ELIGIBILITY SERVICE	5
ELIGIBLE EMPLOYEE	7
EMPLOYEE	8
EMPLOYEE CONTRIBUTIONS	8
EMPLOYER	8
EMPLOYER CONTRIBUTIONS	8
EMPLOYER MATCHING CONTRIBUTION ACCOUNT	8
EMPLOYER MATCHING CONTRIBUTIONS	8
EMPLOYMENT	8
EMPLOYMENT COMMENCEMENT DATE	8
ENTRY DATE	8
ERISA	8

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FIDUCIARY	8
FUND	8
HIGHLY COMPENSATED EMPLOYEE	9
HOUR OF SERVICE	9
INVESTMENT FUND	10
LEASED EMPLOYEE	10
MILITARY SERVICE	10
NON-HIGHLY COMPENSATED EMPLOYEE	10
NORMAL RETIREMENT DATE	10
ONE-YEAR BREAK IN SERVICE	10
PARTICIPANT	11
PARTICIPATING EMPLOYER	11
PLAN	11
PLAN ADMINISTRATOR	11
PLAN YEAR	11
PRE-TAX CONTRIBUTION	11
PRE-TAX CONTRIBUTION ACCOUNT	12
PROFIT SHARING CONTRIBUTION ACCOUNT	12
PROFIT SHARING CONTRIBUTION	12
QUALIFIED	12
QUALIFIED DOMESTIC RELATIONS ORDER	12
QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT	12
RETIREMENT	12
ROLLOVER ACCOUNT	12
ROLLOVER CONTRIBUTIONS	12
SEPARATED PARTICIPANT	12
SPOUSE	12
TERMINATION DATE	13
TREASURY REGULATION	13
TRUST	13
VALUATION DATE	13
VESTING SERVICE	13

ARTICLE 3—PARTICIPATION	16

3.01 PARTICIPATION	16
3.02 PARTICIPATION AND REHIRE	16
3.03 ACQUISITIONS	17
3.04 NOT CONTRACT FOR EMPLOYMENT	17

ARTICLE 4 — EMPLOYEE CONTRIBUTIONS; ROLLOVERS	18

4.01 PRE-TAX CONTRIBUTIONS	18
4.02 CATCH-UP CONTRIBUTIONS	18
4.03 ELECTIONS REGARDING EMPLOYEE CONTRIBUTIONS	18
4.04 CHANGE IN CONTRIBUTION AGREEMENT	19
4.05 DEADLINE FOR CONTRIBUTION AND ALLOCATION OF EMPLOYEE CONTRIBUTIONS	20
4.06 ROLLOVER CONTRIBUTION	20

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4.07 MILITARY MAKE-UP CONTRIBUTION	21

ARTICLE 5 — EMPLOYER CONTRIBUTIONS	22

5.01 EMPLOYER MATCHING CONTRIBUTION	22
5.02 PROFIT SHARING CONTRIBUTIONS	22
5.03 QUALIFIED NONELECTIVE CONTRIBUTIONS	22
5.04 QUALIFIED MATCHING CONTRIBUTIONS	22
5.05 ALLOCATION REQUIREMENTS	23
5.06 FORM AND TIMING OF CONTRIBUTIONS	23
5.07 FORFEITURES	24

ARTICLE 6 — ACCOUNTS AND ALLOCATIONS	25

6.01 PARTICIPANT ACCOUNTS	25
6.02 ALLOCATION OF ADJUSTMENTS	26
6.03 INVESTMENT FUNDS AND ELECTIONS	26
6.04 ERRORS	27
6.05 VALUATION FOR PURPOSES OF DISTRIBUTIONS	27

ARTICLE 7 — VESTING	28

7.01 RETIREMENT	28
7.02 DISABILITY	28
7.03 DEATH	28
7.04 OTHER TERMINATION DATE	28
7.05 FORFEITURES	29
7.06 AMENDMENT OF VESTING SCHEDULE	30

ARTICLE 8 — DISTRIBUTIONS	31

8.01 COMMENCEMENT OF DISTRIBUTION	31
8.02 METHOD OF DISTRIBUTION	32
8.03 PAYMENT TO MINORS AND INCAPACITATED PERSONS	32
8.04 APPLICATION FOR BENEFITS	32
8.05 DISTRIBUTION OF SMALL ACCOUNTS	32
8.06 MINIMUM DISTRIBUTION RULES	33
8.07 DISTRIBUTIONS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS	35
8.08 DIRECT ROLLOVERS	35

ARTICLE 9 — HARDSHIP WITHDRAWALS; IN-SERVICE DISTRIBUTIONS	38

9.01 HARDSHIP WITHDRAWAL OF ACCOUNT	38
9.02 DEFINITION OF HARDSHIP	38
9.03 MAXIMUM AND MINIMUM HARDSHIP DISTRIBUTION	39
9.04 PROCEDURE TO REQUEST HARDSHIP	40

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9.05 IN-SERVICE WITHDRAWALS AFTER AGE 59 1/2	40
9.06 DISTRIBUTION OF IN-SERVICE WITHDRAWALS	40
9.07 OTHER RULES FOR IN-SERVICE DISTRIBUTIONS	40

ARTICLE 10 — LOANS	41

10.01 AUTHORITY TO ESTABLISH LOAN PROGRAM	41
10.02 ELIGIBILITY FOR LOANS	41
10.03 LOAN AMOUNT	41
10.04 ASSIGNMENT OF ACCOUNT	41
10.05 INTEREST	42
10.06 TERM OF LOAN	42
10.07 LEVEL AMORTIZATION	42
10.08 DIRECTED INVESTMENT	42
10.09 DISTRIBUTION OF LOANS	43
10.10 SUSPENSION OF LOAN REPAYMENTS DURING MILITARY SERVICE	43
10.11 DEEMED DISTRIBUTION	43
10.12 OTHER REQUIREMENTS	43

ARTICLE 11 — ADMINISTRATION OF THE PLAN	44

11.01 NAMED FIDUCIARIES	44
11.02 TRUSTEE	44
11.03 COMMITTEE	44
11.04 STANDARD OF FIDUCIARY DUTY	46
11.05 CLAIMS PROCEDURE	46
11.06 INDEMNIFICATION OF COMMITTEE, BOARD, COMPANY AND PARTICIPATING EMPLOYERS	49
11.07 ADMINISTRATIVE EXPENSES	50

ARTICLE 12 — AMENDMENT AND TERMINATION	51

12.01 RIGHT TO AMEND	51
12.02 TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS	51
12.03 IRS APPROVAL OF TERMINATION	52

ARTICLE 13 — SPECIAL DISCRIMINATION RULES	53

13.01 DEFINITIONS	53
13.02 LIMIT ON PRE-TAX CONTRIBUTIONS	56
13.03 AVERAGE ACTUAL DEFERRAL PERCENTAGE	58
13.04 SPECIAL RULES FOR DETERMINING AVERAGE ACTUAL DEFERRAL PERCENTAGE	59
13.05 DISTRIBUTION OF EXCESS ADP DEFERRALS	60
13.06 AVERAGE ACTUAL CONTRIBUTION PERCENTAGE	62
13.07 SPECIAL RULES FOR DETERMINING AVERAGE ACTUAL CONTRIBUTION PERCENTAGES	62
13.08 DISTRIBUTION OF EMPLOYER MATCHING CONTRIBUTIONS	63
13.09 MILITARY SERVICE	64

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13.10 ORDER OF APPLYING CERTAIN SECTIONS OF ARTICLE	64

ARTICLE 14 — HIGHLY COMPENSATED EMPLOYEES	65

14.01 IN GENERAL	65
14.02 HIGHLY COMPENSATED EMPLOYEES	65
14.03 FORMER HIGHLY COMPENSATED EMPLOYEE	65
14.04 DEFINITIONS	65

ARTICLE 15 — MAXIMUM BENEFITS	68

15.01 GENERAL RULE	68
15.02 DEFINITION OF ANNUAL ADDITION	68
15.03 DEFINITION OF COMPENSATION	71
15.04 OTHER DEFINITIONS	75

ARTICLE 16 — TOP HEAVY RULES	77

16.01 GENERAL	77
16.02 TOP HEAVY STATUS	77
16.03 DEFINITIONS	77
16.04 DETERMINATION OF PRESENT VALUES AND AMOUNTS	79
16.05 MINIMUM BENEFIT	79

ARTICLE 17 — MILITARY SERVICE	81

17.01 REEMPLOYMENT FOLLOWING MILITARY SERVICE	81
17.02 DIFFERENTIAL PAY	81
17.03 ELIGIBILITY AND SERVICE CREDIT	82
17.04 CONTRIBUTIONS AFTER MILITARY SERVICE	82
17.05 LOANS	85
17.06 DEATH BENEFITS FOR PARTICIPANTS WHO DIE WHILE ON MILITARY SERVICE	86
17.07 DEFINITIONS	86

ARTICLE 18 — MISCELLANEOUS	87

18.01 HEADINGS	87
18.02 ACTION BY EMPLOYER OR ADMINISTRATOR	87
18.03 SPENDTHRIFT CLAUSE	87
18.04 DISTRIBUTIONS UPON SPECIAL OCCURRENCES	87
18.05 DISCRIMINATION	88
18.06 RELEASE	88
18.07 COMPLIANCE WITH APPLICABLE LAWS	88
18.08 AGENT FOR SERVICE OF PROCESS	88
18.09 MERGER	88
18.10 GOVERNING LAW	89

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18.11 ADOPTION OF THE PLAN BY A PARTICIPATING EMPLOYER	89
18.12 PROTECTED BENEFITS	90
18.13 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	90
18.14 ELECTRONIC COMMUNICATION	91

APPENDIX A — PARTICIPATING EMPLOYERS	93

SCHEDULE A — DOMINION COAL CORPORATION	94

SECTION A DEFINITIONS	94
SECTION B PARTICIPATION	95
SECTION C EMPLOYER MATCHING CONTRIBUTIONS	96
SECTION D EMPLOYER PROFIT SHARING CONTRIBUTIONS	96
SECTION E VESTING	96
SECTION F METHOD OF DISTRIBUTION	97
SECTION G LOANS	97

SCHEDULE B — HAVERHILL NORTH COKE COMPANY	98

SECTION A DEFINITIONS	98
SECTION B PARTICIPATION	99
SECTION C PROFIT SHARING CONTRIBUTIONS	99
SECTION D VESTING	100
SECTION E METHOD OF DISTRIBUTION	100
SECTION F WITHDRAWALS AFTER AGE 59-1/2	100

SCHEDULE C — GATEWAY ENERGY AND COKE COMPANY, LLC	101

SECTION A DEFINITIONS	101
SECTION B PARTICIPATION	103
SECTION C EMPLOYER MATCHING CONTRIBUTIONS	103
SECTION D EMPLOYER PROFIT SHARING CONTRIBUTIONS	103
SECTION E VESTING	103
SECTION F METHOD OF DISTRIBUTION	104
SECTION G LOANS	104

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SAVINGS PLAN FOR SUBSIDIARIES OF SUNCOKE ENERGY, INC.

(Effective as of February 1, 2010)

ARTICLE 1

INTRODUCTION

1.01	General Background.

The Savings Plan for Subsidiaries of SunCoke Energy, Inc. (the “Plan”) is a defined contribution retirement Plan, sponsored by SunCoke Energy, Inc. and co-sponsored by the Participating Employers. The Plan is a continuation of the Dominion Coal Corporation 401(k) retirement Savings Plan (the “Dominion Plan” or the “Prior Plan”).

Effective February 1, 2010, the Dominion Plan was renamed the Savings Plan for Subsidiaries of SunCoke Energy, Inc. and sponsorship of the Dominion Plan was transferred by Dominion Coal Corporation to SunCoke Energy, Inc. (the “Company”). Furthermore, Haverhill North Coke Company and Gateway Energy and Coke Company, LLC, Affiliates of the Company, became Participating Employers in the Plan on that date.

On February 1, 2010, the assets of the Haverhill North Coke Company Retirement Plan (the “Haverhill Plan”) were merged into the Plan with the Plan surviving the merger.

1.02	Organization of Plan Document.

The Plan consists of the Main Plan Document (including all of the Articles and any Appendices) plus various Schedules. The Main Plan Document provides the basic structure for the Plan. The various Schedules reflect special terms and conditions that apply to the Eligible Employees of a Participating Employer. The terms of the Main Plan Document will govern except where a Schedule either explicitly or in context provides for a different provision, in which case the Schedule shall govern.

1.03	Purpose.

This Plan is intended to provide a cash or deferred arrangement under Code Sections 401(a) and 401(k). Under the Plan, Participants can direct that a specified percentage of the amount that otherwise would have been paid to them as Earnings be contributed by the Employer to the Plan. The benefits described in the Plan are provided for the exclusive benefit of the Participants and their Beneficiaries.

1.04	Amended and Restated Plan.

Effective as of February 1, 2010, the Prior Plan is continued in an amended and restated form as set forth in its entirety in this document for the purpose of complying with the provisions of the ERISA and maintaining qualification under Code Sections 401(a) and 401(k). The Prior Plan, as amended and restated herein, shall be referred to in this document as the “Plan.”

1.05	Accrued Benefits Under this Plan and Under Prior Plan.

Participants who earn an Hour of Service on or after the Effective Date shall be subject to the provisions of this Plan. All other Participants shall be subject to the terms and provisions of the Prior Plan or the Haverhill Plan (as applicable) prior to the Effective Date.

ARTICLE 2

DEFINITIONS

Certain terms of this Plan have defined meanings which are set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended. The meaning of the terms may be modified by the “Definitions” in the attached Schedules.

A defined term, such as “Retirement,” will normally govern the definitions of derivatives therefrom, such as “Retire,” even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section.

Account. The Account established and maintained by the Plan Administrator or Trustee for each Participant or their Beneficiaries to which shall be allocated each Participant’s interest in the Fund. Each Account shall be comprised of the sub-accounts described in Section 6.01.

Adjustment. For any Valuation Date, Adjustment is the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Fund since the immediately preceding Valuation Date. For purposes of such adjustment, all assets shall be valued at their fair market value as of each Valuation Date. The determination of the adjustment shall be made by the Trustee and shall be final and binding.

Administrator. See definition of “Plan Administrator”.

Affiliate. The Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

Authorized Leave of Absence. Any temporary layoff or any absence authorized by the Employer under the Employer’s standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns to Employment with the Employer within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

Beneficiary.

(a)	Unmarried Participants. For unmarried Participants, any individual(s), trust(s), estate(s) designated by the Participant in accordance with procedures established by the Plan Administrator to receive any distribution to which the Participant is entitled under the Plan in the event of the Participant’s death. The Plan Administrator may require certification by a Participant in any form it deems appropriate of the Participant’s marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a qualified domestic relations order.

If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the Participant’s estate.

(b)	Married Participants. A married Participant’s Beneficiary shall be his Spouse at the time of his death unless the Participant has designated a non-spouse Beneficiary (or Beneficiaries) with the written consent of his Spouse given in the presence of a notary public on a form provided by the Plan Administrator, or unless the terms of a qualified domestic relations order require payment to a non-Spouse Beneficiary. A married Participant’s designation of a non-Spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a Spouse who has not consented to a designation in accordance with the preceding sentence.

For purposes of this section, revocation of prior Beneficiary designations will occur when a Participant files a new valid Beneficiary designation with the Plan Administrator or its designee.

Board. The Board of Directors of the Company.

Break in Service.

(a)	A Break in Service is a period of five consecutive One-Year Breaks in Service

(b)	See Article 17 for special rules applicable to Participants following Military Service.

Catch-Up Contributions. See Section 4.02.

Catch-Up Contribution Account. The portion of a Participant’s Account attributable to Catch-Up Contributions and the total of the Adjustments attributable thereto. At the election of the Plan Administrator, a separate Catch-Up Contribution Account need not be created and the portion of a Participant’s Account attributable to Catch-Up Contributions and the total of the Adjustments attributable thereto shall be accounted under the Participant’s Pre-tax Contribution Account.

Code. The Internal Revenue Code of 1986, as amended. A reference to a specific provision of the Code shall include such provision and any applicable Treasury Regulation pertaining thereto.

Committee. The Committee is the Employee or Employees that serve as the Plan Administrator for the SunCoke Profit Sharing and Retirement Plan (or any plan sponsored by the Company that is a successor to such plan).

Company. SunCoke Energy, Inc., and its successors and assigns.

Compensation. See the definition of “Compensation” in the attached Schedules applicable to Employees of a specific Participating Employer. The annual Compensation of each employee taken into account under the Plan (the definition of which is set forth in the applicable Schedule) shall not exceed $245,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. Annual Compensation means Compensation during the Plan Year (the determination period). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.

Contribution Agreement. See Section 4.03.

Disability. See the definition of “Disability” in the attached Schedules applicable to Employees of a specific Participating Employer.

Distribution. The payment by the Trustee to or for the benefit of a Participant, Spouse, Beneficiary or other person entitled to benefits as provided in this Plan.

Earnings. Earnings shall have the same definition as Compensation, but the limitations of Code Section 401(a)(17) shall not apply.

Effective Date. February 1, 2010. See Section 1.01.

Eligibility Service.

(a)	Calculation.

(1)	Hours Counting Method. In the event a Participating Employer applies a Year of Eligibility Service requirement to become eligible to participate in the Plan, the Participating Employer may use the Hours Counting Method for calculating a Year of Eligibility Service (as set forth in the Participating Employer’s Schedule). Accordingly, an Employee shall receive one Year of Eligibility Service upon completing a twelve consecutive month period of Employment during which the Employee is credited with at least 1,000 Hours of Service. The initial twelve month period shall be the twelve consecutive month period commencing on the Employee’s Employment Commencement Date or date of rehire. If the Employee fails to complete 1,000 Hours of Service during this 12-month period, the Employee shall receive a Year of Eligibility Service upon completing at least 1,000 Hours of Service during a Plan Year (commencing with the Plan Year during which the Employee’s first anniversary of his Employment Commencement Date occurs).

(2)	Elapsed Time Rule. In the event a Participating Employer applies a Year of Eligibility Service requirement (or a period of service less than 12 months) to become eligible to participate in the Plan, the Participating Employer may use the Elapsed Time Method for calculating Eligibility Service (as set forth in the Participating Employer’s Schedule). Accordingly, an Employee shall be credited with one year of Eligibility Service (or such shorter period established in the applicable Schedule) upon being credited with one or more periods of service that, when aggregated, equal or exceed twelve months (or such shorter period established under the Schedule). A “period of service” for this purpose begins on the Employee’s Employment Commencement Date or Reemployment Commencement Date, as applicable, and ends on the Employee’s Termination Date. Furthermore, if the period of time from the Employee’s Termination Date and Reemployment Commencement Date is less than twelve months, the period from the Employee’s Termination Date and Reemployment Commencement Date shall be counted as a period of service for purposes of determining the Employee’s Eligibility Service.

(b)	Break in Service. An Employee shall not receive credit for any Hours of Service or period of service during any period of Employment which precedes a Break in Service if, at the time of the beginning of such Break in Service, the Employee had never been a Participant in the Plan.

(c)	Transfer of Employment from an Affiliate.

(1)	Hours Counting Method. If an Employee transfers employment directly from an Affiliate (that does not participate in this Plan) to an Employer, such Employee shall receive Eligibility Service under this Plan for such Employee’s Hours of Service with the Affiliate.

(2)	Elapsed Time Method. If an Employee transfers employment directly from an Affiliate (that does not participate in this Plan) to an Employer, such Employee shall receive Eligibility Service under this Plan for such Employee’s Employment with the Affiliate.

(d)	Authorized Leave of Absence: If the Participant is on an Authorized Leave of Absence, the Participant shall be credited with service as follows:

(1)	If the Participating Employer uses the Hours Counting Method, the Participant shall receive Hours of Service credit for the entire period he or she is paid by the Company (or entitled to pay) during the Authorized Leave of Absence period; or

(2)	If the Participating Employer uses the Elapsed Time Method, the Participant shall be credited with service for the one-year period beginning on the date such Authorized Leave of Absence period begins and ending on the date twelve months from the date on which such period begins unless an intervening quit, retirement, discharge or death occurs.

(e)	Military Service. See Article 17 for special rules applicable to Employees following Military Service.

Eligible Employee. Except for those Employees identified in below, Eligible Employee shall mean any Employee employed by a Participating Employer as set forth in the attached Schedules.

The following Employees shall not be considered Eligible Employees:

(a)	any Leased Employee;

(b)	any individual who is classified by the Employer as an independent contractor for purposes of withholding and payment of employment taxes, regardless of whether the Employer is required to make Social Security contributions on behalf of such individual, including any person the Employer classifies as an independent contractor with such individual’s consent, but who later becomes reclassified as a common-law Employee for any reason by anyone other than the Employer. For purposes of this clause (b), any individual who pays or agrees to pay self-employment tax in lieu of withholding shall be deemed to have consented to his designation as an independent contractor. Any independent contractor who subsequently becomes reclassified as an Employee by action of the Employer may participate in this Plan, subject to the terms of the Plan, only prospectively from the date of such reclassification, rather than from the effective date of such change;

(c)	any nonresident alien without U.S. source income;

(d)	any Employee covered by a collective bargaining agreement except to the extent such collective bargaining agreement provides for such Employee’s participation in the Plan; and

(e)	any Employee of the Company.

Employee. Employee shall mean:

(a)	any individual employed by the Employer or an Affiliate as a common-law employee,

(b)	any Leased Employee; and

(c)	any individual required to be treated as an employee pursuant to Code Section 414(o).

Employee Contributions. Unless the context of the applicable language provides otherwise, the term “Employee Contributions” shall mean Pre-Tax Contributions and Catch-Up Contributions.

Employer. The Company and any Participating Employer.

Employer Contributions. Contributions to the Plan that include Employer Matching Contributions, Profit Sharing Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions.

Employer Matching Contribution Account. The portion of a Participant’s Account attributable to the Employer Matching Contributions, and the total of the Adjustments attributable thereto.

Employer Matching Contributions. See Section 5.01.

Employment. Active service of an Employee with the Employer or an Affiliate.

Employment Commencement Date. The date on which the Employee first performs an Hour of Service as defined in Department of Labor Regulations.

Entry Date. The date on which the Eligible Employee enters the Plan after meeting the Plan’s eligibility requirements and as otherwise set forth in the applicable Participating Employer Schedule.

ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

Fiduciary. Any party named as a Fiduciary in Article 11 of the Plan. Any party shall be considered a Fiduciary of the Plan only to the extent of the powers and duties specifically allocated to such party under the Plan.

Fund. The money and other properties held and administered by the Trustee in accordance with the Plan and Trust.

Highly Compensated Employee. See Article 14.

Hour of Service.

(a)	Each hour for which an Employee is paid, or entitled to payment, for performance of duties for an Employer or Employers.

(b)	Each hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence.

(c)	Each hour for which an Employee is absent from work by reason of (A) the pregnancy of the Employee, (B) the birth of a child of the Employee, (C) the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (D) the caring for a child referred to in paragraphs (A) through (C) immediately following birth or placement. Hours credited under this paragraph shall be credited at the rate of eight (8) hours per day, but shall not, in the aggregate, exceed the number of hours required to prevent the Employee from incurring a One-Year Break in Service (a maximum of 501 hours) during the first computation period in which a One-Year Break in Service would otherwise occur; provided, however, that this rule shall apply only during the Plan Year in which the absence from work begins and the immediately following Plan Year. This paragraph (c) shall apply only to Participants who begin their absence from work for a reason specified in this paragraph (c) on or after the Effective Date.

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Employers. These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

(e)	In lieu of the foregoing, an Employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 Hours of Service for each week in which such Employee would be credited with Hours of Service in hourly pay. However, this method of computing Hours of Service may not be used for any Employee whose Hours of Service is required to be counted and recorded by any Federal law, such as the Fair Labor Standards Act. Any such method must yield an equivalency of at least 1,000 hours per computation period.

The following rules shall apply in determining whether an Employee completes an “Hour of Service”:

1.	The same hours shall not be credited under subparagraphs (a) or (b) above, as the case may be, and subparagraph (c) above.

2.	The rules relating to determining hours of service for reasons other than the performance of duties and for crediting hours of service to particular periods of employment shall be those rules stated in Department of Labor regulations Title 29, Chapter XXV, subchapter C, part 2530, Sections 200b-2(b) and 200b-2(c), respectively.

Investment Fund. The separate funds under the Fund which are distinguished by their investment objectives.

Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services were performed under the primary direction or control of the Employer.

Military Service. See Article 17.

Non-Highly Compensated Employee. An Employee of the Employer who is not a Highly Compensated Employee. See Section 14.01.

Normal Retirement Date. The date a Participant attains age sixty-five (65), or such other age specified in the Schedule for a Participating Employer.

One-Year Break in Service.

(a)	Hours of Service Method.

(1)	If the Participating Employer uses the Hours of Service Method (as set forth in the applicable Schedule), any Plan Year (or other 12-consecutive month measurement period) in which an Employee is credited with 500 or fewer Hours of Service.

(2)	With regard to an Authorized Leave of Absence that is an unpaid maternity or paternity leave or an unpaid leave under the federal Family and Medical Leave Act (FMLA), the Participant shall be credited with up to 501 Hours of Service during the leave period.

(b)	Elapsed Time Method.

(1)	If the Participating Employer uses the Elapsed Time Method (as set forth in the applicable Schedule), any twelve consecutive month period beginning on the Employee’s Termination Date and ending on the first anniversary of such date, provided the Employee does not perform a Hour of Service for an Employer during such twelve consecutive month period.

(2)	If a Participant severs from service by reason of a resignation, discharge or retirement and performs an Hour of Service within twelve months of his Termination Date, such period of separation shall be considered a period of service so that a One-Year Break in Service does not occur.

(3)	If a Participant who is granted an Authorized Leave of Absence severs from service within twelve months of the date of such Authorized Leave of Absence by reason of a resignation, discharge or retirement and again performs an Hour of Service within twelve months of the date on which the Employee was first absent from service, such period of separation shall be considered a period of service in determining if a One-Year Break in Service occurred.

(4)	An Authorized Leave of Absence that is a maternity or paternity leave shall be treated as a period of service from the date the leave of absence begins until the one year anniversary of that leave. Furthermore, the period between the first and second anniversaries of the date on which a Participant first went on a maternity or paternity leave shall neither be a period of service nor a One-Year Break in Service.

Participant. An Eligible Employee who becomes eligible to participate in the Plan as provided in Article 3.

Participating Employer. Any corporation and any other entity that adopts this Plan; provided, however, that any such entity must be designated by the Plan Administrator as a Participating Employer under the Plan. See Section 18.11 for provisions relating to a Participating Employer’s adoption of the Plan. All Participating Employers and the effective date of a company’s designation as a Participating Employer shall be specified in Appendix A.

Plan. The Plan as set forth in this document together with any subsequent amendments hereto. See Sections 1.01 and 1.02.

Plan Administrator. Within the meaning of Section 3(16) of ERISA, Plan Administrator shall mean the Committee.

Plan Year. The calendar year.

Pre-Tax Contribution. Contributions made to the Plan during the Plan Year by the Participating Employer, at the election of the Participant, in lieu of cash Compensation and that are made pursuant to a Contribution Agreement. Pre-Tax Contributions are nonforfeitable when made and distributable only as specified in Article 8.

Pre-Tax Contribution Account. The portion of a Participant’s Account attributable to Pre-Tax Contributions (and, if the Plan Administrator so elects, the Catch-Up Contributions) and the total of the Adjustments attributable thereto.

Profit Sharing Contribution Account. The portion of a Participant’s Account attributable to Profit Sharing Contributions, and the total of the Adjustments attributable thereto.

Profit Sharing Contribution. See Section 5.02.

Qualified. As used in “qualified plan” or “qualified trust”, the term Qualified shall mean a plan and trust which are entitled to the tax benefits provided respectively by Code Sections 401 and 501, and related provisions of the Code.

Qualified Domestic Relations Order. See Section 8.07.

Qualified Nonelective Contribution Account. The portion of a Participant’s Account attributable to Qualified Nonelective Contributions, and the total of the Adjustments attributable thereto.

Qualified Nonelective Contribution. See Section 5.03.

Reemployment Commencement Date. The first date after an Employee’s Termination Date that the Employee is credited with one Hour of Service.

Retirement. The Termination Date of a Participant on or after his Normal Retirement Date.

Rollover Account. The portion of a Participant’s Account attributable to Rollover Contributions and the total of the Adjustments attributable to such Rollover Contributions.

Rollover Contributions. See Section 4.06.

Separated Participant. See Section 3.02(a).

Spouse. The person of the opposite sex who was married to the Participant (in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted and also recognized under federal law, including the Defense of Marriage Act and the Code) immediately prior to the date on which payments to the Participant from the Plan begin. If the Participant dies prior to the commencement of benefits, Spouse shall mean a person who is married to a Participant (as defined in the immediately preceding sentence) on the date of the Participant’s death. A Participant shall not be considered married to another person as a result of any common law marriage whether or not such common law marriage is recognized by applicable state law.

Termination Date. The first to occur of the following events:

(a)	Voluntary resignation from Employment;

(b)	Discharge from Employment;

(c)	Retirement;

(d)	Death; and

(e)	in the event the Participating Employer elects to use the Elapsed Time Method, the first anniversary of the date the Employee ceases Employment for any reason not described above, e.g., vacation, holiday, sickness, disability, leave of absence or layoff.

Notwithstanding the foregoing, an Employee who ceases to be actively employed by reason of an Authorized Leave of Absence shall not be considered as having a Termination Date (See definition of “Eligibility Service,” “One-Year Break in Service,” “Vesting Service” for rules related to counting such Authorized Leave of Absence as service). In addition, an Employee who terminates his or her Employment and as part of such termination becomes a Leased Employee shall not be deemed to have a Termination Date until such individual ceases to be a Leased Employee.

Treasury Regulation. The regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

Trust. The separate agreement entered into between the Employer and the Trustee which governs the Fund and all amendments thereto which may hereafter be made.

Valuation Date. Each business day of the Plan Year on which plan assets are traded on a national exchange or such other day as selected by the Plan Administrator.

Vesting Service. The number of years of Employment as an Employee of the Employer both before and after the Effective Date, measured in accordance with the following, depending on whether the Participating Employer uses the Hours Counting Method or the Elapsed Time Method for crediting service.

(a)	Hours Counting Method. If the Participating Employer uses the Hours Counting Method to credit Vesting Service, the following rules shall apply:

(1)	Employment Prior to Effective Date. An Employee shall receive credit under this Plan for all Vesting Service under the terms of the Prior Plan. Any Participant in the Prior Plan or Haverhill Plan who is not an Employee on the Effective Date and who is not rehired after the Effective Date shall have his Vesting Service determined under the terms of the Prior Plan or Haverhill Plan (as applicable).

(2)	Employment On and After Effective Date. On and after the Effective Date, an Employee shall receive one year of Vesting Service for any Plan Year, including the Plan Year that includes the Employee’s Employment Commencement Date and the Plan Year in which Employment terminates, during which the Employee is credited with 1,000 or more Hours of Service. An Employee shall not receive any Vesting Service for any period of Employment during any Plan Year if the Employee is credited with less than 1,000 Hours of Service during such Plan Year.

(3)	Break in Service. Vesting Service shall not include any period of Employment which precedes a Break in Service if, as of the first day of the Break in Service, the Employee is not vested in any portion of his Account.

(4)	Employment with Affiliates. An Employee’s service with an Affiliate shall be considered Employment with the Employer.

(5)	Predecessor Employers. Vesting Service shall not include any period of Employment with any period of Employment with a predecessor employer prior to or its acquisition by the Employer except to the extent provided in a schedule to this Plan or as otherwise required under ERISA and the Code.

(6)	Military Service. See Article 17 for special rules regarding Military Service.

(7)	Double Counting Prohibited. Hours of Service earned under paragraphs (1) through (6) above shall be counted only once. Accordingly, an Employee may earn only one year of Vesting Service during any Plan Year.

(b)	Elapsed Time Method: If the Participating Employer uses the Elapsed Time Method to credit Vesting Service, the following rules shall apply:

(1)	Vesting Service for Employment Prior to the Effective Date. An Employee shall receive Vesting Service under this Plan for all years of Vesting Service earned under and pursuant to the Prior Plan or the Haverhill Plan (as applicable) unless such service is disregarded under the terms of the Prior Plan, Haverhill Plan or under this Plan.

(2)	Vesting Service for Employment On or After the Effective Date. On or after the Effective Date, an Employee shall receive Vesting Service for the elapsed time of his or her Employment beginning on the date of the Employee’s first Hour of Service on or after the Effective Date and ending on his or her Termination Date. If an Employee has a Termination Date and is subsequently rehired, such Employee shall again receive Vesting Service beginning on the date of the Employee’s Reemployment

Commencement Date and ending on his or her subsequent Termination Date. Furthermore, if the period of time from the Employee’s Termination Date and Reemployment Commencement Date is less than twelve months, the period from the Employee’s Termination Date to the Employee’s Reemployment Commencement Date shall be counted as Vesting Service.

(3)	Break in Service. If a Participant who is not vested in his or her Account incurs a Break in Service and is subsequently reemployed, Employment prior to the Five-Year Break in Service will not be taken into account as Vesting Service.

(4)	Predecessor Employer. Vesting Service shall not include any period of Employment with a predecessor employer prior to or its acquisition by the Employer or an Affiliate except to the extent provided in a schedule to this Plan or as otherwise required under ERISA and the Code.

(5)	Military Service. See Article 17 for special rules regarding Military Service.

(6)	Employment with Affiliates. An Employee’s service with an Affiliate shall be considered Employment with the Employer.

(7)	Authorized Leave of Absence. If the Participant is on an Authorized Leave of Absence, the Participant shall be credited with a period of service for the one-year period beginning on the date such Authorized Leave of Absence period begins.

(8)	Double Counting Prohibited. Employment recognized under paragraphs (1) through (7) above shall be counted only once. Accordingly, an Employee may earn only one year of Vesting Service during any Plan Year.

ARTICLE 3

PARTICIPATION

3.01	Participation.

(a)	Participation in Prior Plan. An Eligible Employee who was a Participant in the Prior Plan or the Haverhill Plan on the day preceding the Effective Date of this Plan shall be a Participant in this Plan on the Effective Date provided he is employed by a Participating Employer on the Effective Date.

(b)	Participation on and After the Effective Date. See the attached Schedules for participation rules applicable to Eligible Employees of each Participating Employer.

(c)	Enrollment. An Eligible Employee who becomes eligible to participate in this Plan will be asked to follow certain procedures to enroll in the Plan, and pursuant to which he will designate Beneficiaries and may elect to make Employee Contributions. However, an Eligible Employee’s participation in the Plan shall not be contingent upon completion of such enrollment process.

3.02	Participation and Rehire.

(a)	Status as a Participant. A Participant’s participation in the Plan shall continue until the Participant’s, Termination Date. On or after his Termination Date, the Employee shall be known as a “Separated Participant” and his benefits shall thereafter be governed by the provisions of Article 8. The individual’s status as a Separated Participant shall cease as of the date the individual ceases to have any balance in his Account. If a Participant ceases to be an Eligible Employee but does not have a Termination Date, then such person shall continue to be known as a “Participant,” but shall not be eligible to make Employee Contributions and shall not be eligible to receive Employer Contributions.

(b)	Rehire of Person who was a Participant in this Plan. An Eligible Employee who was a Participant in this Plan at the time of his Termination Date, and who is subsequently rehired by an Employer, shall be eligible to participate in this Plan on the date of his rehire or, if later, on the date he becomes an Eligible Employee.

(c)	Transfers Between Eligible and Ineligible Job Classifications. Any person employed by Participating Employer who transfers to a position with the Participating Employer making him ineligible to participate in the Plan or transfers to a position with the Company or an Affiliate that is not a Participating Employer shall cease participation and become an inactive Participant but shall not be considered to have terminated employment. If a person employed by the

Employer transfers from an ineligible job classification to an eligible job classification or from the Company or an Affiliate that is not a Participating Employer to a Participating Employer and is an Eligible Employee upon the conclusion of such transfer, his dates for eligibility and participation shall be the date of such transfer unless such dates would be later under the provisions of Section 3.01 if he were deemed to be an Employee for the period during which he was in an ineligible job classification.

3.03	Acquisitions.

If a group of persons becomes employed by a Participating Employer (or any of its subsidiaries or divisions) as a result of an acquisition of another employer, the Company shall direct the Plan Administrator whether and to what extent employment with such predecessor employer shall be treated as Eligibility Service for purposes of Section 3.01, the applicable Entry Date (or special entry date) for such acquired employees, and any other terms and conditions which apply to eligibility to participate in this Plan. Such terms and conditions shall be set forth in a schedule to this Plan by action of the Plan Administrator. Except to the extent required by law, employees of an acquired business which is not identified in a schedule to this Plan shall be treated as having first accrued an Hour of Service as of the date of the Employer’s acquisition of such business.

3.04	Not Contract for Employment.

Participation in the Plan shall not give any Employee the right to be retained in the Employer’s employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

ARTICLE 4

EMPLOYEE CONTRIBUTIONS; ROLLOVERS

4.01	Pre-Tax Contributions.

(a)	A Participant who shall be eligible to make Pre-tax Contributions to the Plan from 1% to 50% of Compensation each payroll period.

(b)	The Plan Administrator may establish guidelines and rules in order to effectuate the provisions of this Section.

4.02	Catch-Up Contributions.

(a)	Participants who are eligible to make Pre-Tax Contributions under this Plan and who have attained or will attain age 50 before the close of the Plan Year shall be eligible to enter into a Contribution Agreement and elect to make additional pre-tax contributions to the Plan by means of payroll deduction known as Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).

(b)	Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provision of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 by reason of such Catch-Up Contribution.

(c)	The Plan Administrator may establish guidelines and rules in order to effectuate the provisions of this Section.

4.03	Elections Regarding Employee Contributions.

(a)	Procedure for Making Elections. A Participant’s Contribution Agreement shall be made in writing on a form prescribed by the Plan Administrator (or using such other method as may be approved by the Plan Administrator) and by designating the percentage of Earnings that will be contributed as a Pre-Tax Contribution and the amount of any Catch-Up Contributions (in the manner prescribed by the Plan Administrator) that will be contributed during each pay period. The Participant’s Contribution Agreement shall be effective no later than the first day of the Participant’s next available normal pay period commencing as soon as administratively feasible after the Plan Administrator (or its designee) receives such Contribution Agreement.

(b)	Treatment of Contributions. It is expressly intended that, to the extent allowable by law, Pre-Tax Contributions and Catch-Up Contributions shall not be included in the gross income of the Participant for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Code Section 401 (k).

(c)	Additional Limitations of Pre-Tax Contributions. Pre-Tax Contributions (but not Catch-Up Contributions) shall be subject to the limitations described in Section 13.02 (maximum dollar contribution limit), Section 13.03 (ADP non-discrimination test) and Article 15 (Code Section 415 limit).

(d)	Compensation Restriction. Employee Contributions can only be made with respect to amounts that are compensation within the meaning of Code Section 415(c)(3) and Treasury Regulation §1.415(c)-2. This Section 4.03(d) is not intended to provide for a definition of “Compensation” that is more expansive or greater than the definition of “Compensation” under Article 2 and which is used for calculating a Participant’s Employee Contributions to this Plan.

4.04	Change in Contribution Agreement.

(a)	Change of Contribution Amount. A Participant may amend his or her Contribution Agreement by delivering written notice to the Plan Administrator or its designee (or using such other method as may be approved by the Plan Administrator). The change to the Contribution Agreement will be effective as of the payroll period commencing as soon as administratively feasible following the Plan Administrator’s receipt of the Participant’s notice.

(b)	Suspension of Contributions. A Participant may cancel his or her Contribution Agreement at any time by delivering written notice to the Plan Administrator (or using such other method as may be approved by the Plan Administrator). Any such cancellation of the Contribution Agreement will be effective as of the payroll period commencing as soon as administratively feasible following the Plan Administrator’s receipt of the Participant’s written notice. A Participant’s Contribution Agreement shall automatically be suspended beginning on the first payroll period that commences after the Participant is not in receipt of Earnings, the Participant’s layoff or the Participant’s Authorized Leave of Absence without pay.

A Participant who cancels his Contribution Agreement may resume making Employee Contributions as soon as administratively feasible after informing the Plan Administrator (or its designee) in writing (or using such other method as may be approved by the Plan Administrator).

(c)	Other Rules.

(1)	See Section 9.03 for circumstances under which a Participant’s Employee Contributions could be suspended for a period of at least 6 months after such Participant receives a hardship distribution.

(2)	In order to satisfy the provisions of Article 13 and Article 15, the Plan Administrator may from time to time either temporarily suspend the Pre-Tax Contributions of Highly Compensated Employees or reduce the maximum permissible Pre-Tax Contributions that may be made to the Plan by Highly Compensated Employees.

(3)	Any amendment or suspension of a Participant’s Contribution Agreement as described in this Section 4.04 shall be made in such manner as the Plan Administrator may prescribe from time to time consistent with the provisions of this Article 4.

4.05	Deadline for Contribution and Allocation of Employee Contributions.

(a)	Employee Contributions shall be deducted by the Employer from the Participant’s Earnings and paid to the Trustee as soon as such assets can be reasonably segregated from the Employer’s general assets at the end of each regular pay period, but in no event later than such deadline prescribed in Department of Labor Regulation 2510.3-102(b)-1 or successor regulations.

(b)	Except for occasional bona fide administrative considerations, Employee Contributions cannot be paid to the Trustee before the earlier of (i) the performance of services to which the Employee Contributions relate, or (ii) the date on which the Compensation would otherwise be available to the Participant in the absence of a Contribution Agreement.

4.06	Rollover Contribution.

(a)	Without regard to any limitation on contributions set forth in this Article, an Eligible Employee may transfer to the Trustee during any Plan Year additional property acceptable to the Trustee, provided such property is:

(1)	a direct (from the other plan or arrangement) or indirect (from the employee after distribution from the other plan or arrangement) rollover of an Eligible Rollover Distribution from a Qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions;

(2)	a direct or indirect rollover of an Eligible Rollover Distribution from an annuity contract described in Code Section 403(b), excluding after-tax employee contributions;

(3)	a direct or indirect rollover of an Eligible Rollover Distribution from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(4)	an indirect rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

Such property shall be held by the Trustee in the Rollover Account for such Eligible Employee.

(b)	Any such amounts described in this Section 4.06 shall be invested as provided in Section 6.01 and distributed to the Eligible Employee following his Termination Date in accordance with Article 8 (or as otherwise set forth in the Schedule applicable to the Participating Employer).

(c)	The fact that an Eligible Employee may make a Rollover Contribution pursuant to this Section shall not operate to make such person a Participant in this Plan for any other purpose.

4.07	Military Make-Up Contributions.

See Article 17 for special rules applicable to Military Make-Up Contributions following Military Service.

ARTICLE 5

EMPLOYER CONTRIBUTIONS

5.01	Employer Matching Contribution.

See the attached Schedules regarding the availability and calculation of Employer Matching Contributions on behalf of Participants of a Participating Employer.

5.02	Profit Sharing Contributions.

See the attached Schedules regarding the availability and calculation of Employer Matching Contributions on behalf of Participants of a Participating Employer.

5.03	Qualified Nonelective Contributions.

(a)	The Company or its designee may, in its sole discretion, determine whether a Qualified Nonelective Contribution must be made to the Plan by a Participating Employer for that Plan Year. Such contribution will be made in order to satisfy the requirements of Article 13, and shall be allocated to the Qualified Nonelective Contribution Accounts of those Non-Highly Compensated Employees selected by the Plan Administrator at the time such Qualified Nonelective Contribution is made, or as soon thereafter as possible.

(b)	The Qualified Nonelective Contribution must also satisfy the requirements applicable to Qualified Nonelective Contributions as set forth in Code Section 401(k) and applicable Treasury Regulations.

5.04	Qualified Matching Contributions.

(a)	The Company or its designee may, in its sole discretion, determine whether a Qualified Matching Contribution must be made to the Plan by a Participating Employer for that Plan Year. Such contribution will be made in order to satisfy the requirements of Article 13, and shall be allocated to the Qualified Matching Contribution Accounts of those Non-Highly Compensated Employees selected by the Plan Administrator at the time such Qualified Matching Contribution is made, or as soon thereafter as possible.

(b)	The Qualified Matching Contribution must satisfy the requirements applicable to Qualified Matching Contributions as set forth in Code Section 401(k) and applicable Treasury Regulations.

5.05	Allocation Requirements.

(a)	This Section shall apply to the extent a Participating Employer has elected to make an Employer Contribution for its Eligible Employees who are Participants in the Plan and an allocation of such contribution to such Participant’s Account are conditioned upon certain requirements.

(b)	For purposes of allocating an Employer Contribution, a Participating Employer may condition such allocation on the Participant meeting certain service conditions in addition to those required in Article 3 including, but not necessarily limited to, completion of 1,000 hours of service during the Plan Year or employment on the last day of the Plan Year.

(c)	Any allocation conditions applicable to a Participant shall be set forth in the Schedule applicable to the Participating Employer.

5.06	Form and Timing of Contributions.

(a)	Employer Contributions shall be made in cash. Employer Contributions shall be delivered to the Trustee on or before the date prescribed by the Code for filing the Employer’s federal income tax return, including authorized extensions. Qualified Nonelective Contributions shall be delivered to the Trustee on or before the last day of the twelfth month following the close of the Plan Year to which the contribution relates.

(b)	Except as provided in Section 5.06(c), all Employer Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustees only in accordance with this Plan.

(c)	To the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution which was made by a mistake in fact, or conditioned upon the initial qualification of the Plan under Code Section 401(a) or upon the deductibility of the contribution under Code Section 404 shall be returned to the Employer within one year after the payment of the contribution, the denial of the Plan’s initial qualification, or the disallowance of the deduction (to the extent disallowed) whichever is applicable. All contributions to this Plan are expressly conditioned on the deductibility of such contributions under Code Section 404 and on the initial qualification of the Plan. The contributions may be returned only if the application for plan qualification is made by the time prescribed by law for filing the Employer’s return to the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

5.07	Forfeitures.

(a)	Forfeitures shall be applied to restore prior forfeitures, pay Plan administrative expenses, and/or reduce Employer Contributions. See Section 7.05 to determine when a Forfeiture of a Participant’s Account occurs.

(b)	In no event may Forfeitures be allocated to a Participant’s Pre-Tax Account, Catch-Up Account, or Rollover Account.

ARTICLE 6

ACCOUNTS AND ALLOCATIONS

6.01	Participant Accounts.

(a)	Individual Account Plan. This Plan is an “individual account plan,” as that term is used in ERISA. A separate Account shall be maintained for each Participant, Separated Participant and Beneficiary, so long as he has an interest in the Fund.

(b)	Sub-Accounts. Each Account shall be divided (as appropriate) into the following Sub-Accounts:

(1)	The Pre-Tax Contribution Account.

(2)	The Catch-Up Contribution Account.

(3)	The Profit Sharing Contribution Account.

(4)	The Employer Matching Contribution Account.

(5)	The Rollover Account.

(6)	The Qualified Nonelective Contribution Account.

(7)	The Qualified Matching Contribution Acccount.

In addition, the Plan Administrator may divide such sub-accounts into such additional sub-portions as the Plan Administrator deems to be necessary or advisable under the circumstances or to establish other accounts or sub-accounts as needed.

(c)	Value of Account as of Valuation Date. As of each Valuation Date, each Participant’s Account shall equal:

(1)	his total Account as determined on the immediately preceding Valuation Date, plus

(2)	his Employee Contributions added to his Account since the immediately preceding Valuation Date, plus

(3)	his Employer Contributions added to his Account since the immediately preceding Valuation Date, plus

(4)	his Rollover Contributions or amounts transferred to this Plan and which were added to his Account since the immediately preceding Valuation Date, minus

(5)	his Distributions, if any, since the immediately preceding Valuation Date, plus or minus

(6)	his allocable share of Adjustments.

6.02	Allocation of Adjustments.

The Adjustment for each Investment Fund shall be calculated as of each Valuation Date. The Adjustment for a given Investment Fund shall be allocated to each Account invested in such Investment Fund in the proportion that each such Account bears to the total of all such Accounts invested in such Investment Fund.

6.03	Investment Funds and Elections.

(a)	Election of Investment Funds. Each Participant shall direct, following such procedures as may be specified by the Plan Administrator and using forms or such other methods approved by the Plan Administrator (such as, but not limited to, audio response unit or other telephonic or electronic communication), to have his Account allocated or reallocated among the Investment Funds in increments of at least 1%, provided that such increments shall always add up to 100% of the Participant’s Account.

(b)	Initial Investment Direction. A Participant’s initial investment election must allocate his entire Account as set forth in Section 6.03(a), effective as of the date of the directive or as soon as administratively feasible thereafter, and all subsequent contributions to each sub-account for so long as the election remains in effect.

(c)	Subsequent Elections. Investment elections will remain in effect until changed by a new election. A Participant shall have the opportunity to change his investment election as set forth in procedures established by the Plan Administrator. Such subsequent elections may be made by a Participant as set forth in Section 6.03(a). Subsequent elections shall be effective as soon as administratively feasible following the delivery of the investment election to the Plan Administrator or its designee, and provided that such new investment election is delivered prior to the designated effective date. New elections may change future allocations to the Participant’s Account, may reallocate among the Investment Funds any amounts previously credited to the Participant’s Account, or may leave the allocation of such prior amounts unchanged.

(d)	Failure to Make Investment Election. A Participant who fails to make a proper investment election shall be deemed to have elected to allocate his Account in the Investment Fund(s) selected by the Plan Administrator. Such Account shall remain invested as described in the preceding sentence until such time as the Participant files an investment election pursuant to the provisions of this Section 6.03.

(e)	Investment Options. The Plan Administrator shall select such Investment Funds as are deemed appropriate and shall notify Participants of such Investment Funds. The Plan Administrator may modify, eliminate or select new Investment Funds from time to time and shall notify Participants of such changes and solicit new investment elections, if appropriate.

(f)	Other Rules. All Fund transactions reflecting investment elections among the various Investment Funds shall occur as of the date upon which the elections are to take effect and the value of the various Investment Funds shall be determined as of such date.

6.04	Errors.

Where an error or omission is discovered in any Participant’s Account, the Plan Administrator shall make appropriate corrective adjustments. If it is not practical to correct the error retroactively, then the Plan Administrator shall take such action in its sole discretion as may be necessary to make such corrective adjustments, provided that any such actions shall treat similarly situated Participants alike and shall not discriminate in favor of Highly Compensated Employees.

6.05	Valuation For Purposes of Distributions.

(a)	For the purposes of Article 8, each Participant’s Account shall be valued as of the Valuation Date immediately preceding Distribution of the Participant’s Account.

(b)	No person entitled to a Distribution shall receive Adjustments, interest or other earnings on the Account from the applicable Valuation Date described in subsection (a) to the date of actual Distribution to such person.

(c)	This Section 6.05 shall not apply to the valuation of Accounts for purposes of in-service withdrawals, hardship distributions and loans. Instead, see Section 9.07.

ARTICLE 7

VESTING

7.01	Retirement.

A Participant who has a Termination Date on or after his Normal Retirement Date shall be 100% vested in his Account. Such Account will be distributed on the date and in the form specified in Article 8.

7.02	Disability.

A Participant who has a Termination Date on account of Disability shall not become 100% vested in his Account as of the date of such Disability. Furthermore, a Participant shall not be entitled to a Distribution of his Account on the date of such Disability. Rather, such Participant shall not have a right to a distribution until the Participant has a Termination Date by reason of a voluntary or involuntary discharge from employment, death, or retirement, at which time the Participant may receive a distribution pursuant to Article 8. See attached Schedules for different rules (if any) that may apply to Employees of a Participating Employer.

7.03	Death.

A Participant who has a Termination Date on account of death shall not become 100% vested in his Account unless otherwise provided in the Schedule applicable to the Participating Employer. The Participant’s Beneficiary shall receive a Distribution of such Account on the date and in the form specified in Article 8.

7.04	Other Termination Date.

(a)	In General. Upon a Participant’s Termination Date for any reason other than Retirement, Disability or death, the Participant shall be entitled to the vested portion of his Account, which shall be distributed on the date and in the form specified in Article 8.

(b)	100% Vesting in Employee Contributions and Certain Sub-Accounts. A Participant shall always be one hundred percent (100%) vested in his Pre-Tax Contribution Account, Catch-Up Account, Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, and Rollover Account.

(c)	Vesting Schedule in Employer Contributions. See the attached Schedules for vesting schedules applicable to each Participating Employer.

(d)	Forfeiture. That portion of the Participant’s Account which is not vested upon the Participant’s Termination Date shall be forfeited in accordance with Section 7.05.

7.05 Forfeitures.

(a)	No Distribution of Account Prior to Break in Service. A Participant who has a Termination Date but who does not receive a Distribution of his vested Account prior to incurring a Break in Service shall, upon incurring the Break in Service, forfeit the non-vested portion of his Account. If the Separated Participant resumes Employment with the Employer prior to incurring a Break in Service, then the Participant’s entire Account, unreduced by any Forfeiture, shall become his beginning Account balance on the date he resumes participation in the Plan.

(b)	Distribution of Vested Account Prior to Break in Service. A Participant who has a Termination Date and receives a Distribution of his entire vested Account prior to incurring a Break in Service, shall, upon such Distribution, forfeit the non-vested portion of his Account. A Participant who is not vested in his Account shall be deemed to have received a Distribution of his entire vested account upon his Termination Date and the Participant’s non-vested Account shall be immediately forfeited.

(c)	Repayment of Account; Restoration of Non-Vested Account. Except as provided below, a Participant who is re-hired by the Participating Employer, Company, or an Affiliate shall have the right to repay to the Plan the portion of the Participant’s Account which was previously distributed to him. In the event the Participant repays the entire Distribution he received from the Plan, the Participating Employer shall restore the non-vested portion of the Participant’s Account. A Participant’s Account shall first be restored, to the extent possible, out of Forfeitures under the Plan in the Plan Year in which he was reemployed. To the extent such forfeitures are insufficient to restore the Participant’s Account, restoration shall be made from Employer Contributions. A Participant who was deemed to have received a Distribution of his vested Account (see subsection (b) above) shall be deemed to have repaid such vested Account if such Participant is rehired before incurring a Break in Service.

(d)	Restrictions of Repayment Account. Notwithstanding anything to the contrary in this Plan, a Participant shall not have the right to repay to the Plan the portion of his Account which was previously distributed to him after any of the following events: (i) the Participant incurs a Break in Service before returning to Employment, (ii) the Participant fails to repay the prior Distribution within five years after the Participant is re-employed by the Participating Employer, Company, or an Affiliate, or (iii) the Participant received a Distribution of his entire Account balance at the time of such earlier Distribution.

(e)	Allocation of Forfeitures. See Section 5.07 for the allocation of forfeitures.

7.06 Amendment of Vesting Schedule.

If the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant’s nonforfeitable percentage, each Participant with at least three (3) years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Trustee.

ARTICLE 8

DISTRIBUTIONS

8.01 Commencement of Distribution.

(a)	The Participant’s Account shall be distributed at the earliest of the following dates:

(i)	Termination Date. If a Participant has a Termination Date other than on account of death, the Participant’s Account will commence to be distributed as soon as administratively feasible following the Participant’s Termination Date and receipt of the Participant’s consent to such distribution in a form acceptable to the Plan Administrator. See Section 8.01(b) for circumstances where the Participant’s consent to a Distribution is not required.

(ii)	Death. If a Participant has a Termination Date on account of death, the Participant’s Account shall be distributed to the Participant’s Beneficiary as soon as administratively feasible after the Beneficiary requests a Distribution following the Participant’s death, unless the particular facts and circumstances require a longer waiting period.

(b)	Consent of Participant. A Participant’s consent to a Distribution of his Account shall not be required in the circumstances described below, and the Plan Administrator shall direct the distribution of the Participant’s Account as provided below:

(i)	Small Accounts. If a Participant’s Account meets the requirements to be distributed without the Participant’s consent in accordance with Section 8.05 (generally relating to account balances of $5,000 or less), the Participant’s Account will be distributed as provided in such Section.

(ii)	Age 70l/2. If a distribution is required under Section 8.06 (relating to mandatory distributions for Participants age 70 1/2), the Participant’s Account will be distributed as provided in such Section.

(c)	Hardship Withdrawals. Hardship withdrawals (see Article 9) shall commence as soon as administratively feasible after such request is approved by the Plan Administrator or its designee.

(d)	Administrator Direction For Payment. The Plan Administrator shall issue directions concerning the recipient and the distribution date of benefits which are to be paid from the Fund pursuant to the Plan.

(e)	Administrator Guidelines. The Plan Administrator may establish, for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits.

8.02	Method of Distribution.

The Participant’s entire vested Account shall be distributed in a single lump sum payment or in accordance with any of the forms of payment selected by the Participant (or Beneficiary if applicable) set forth in the Schedule applicable to the Participant’s Participating Employer. Distributions shall be made in cash pursuant to procedures established by the Plan Administrator.

8.03	Payment to Minors and Incapacitated Persons.

In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

(a)	By payment to the legal representative of such minor or such person;

(b)	By payment directly to such minor or such person;

(c)	By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall direct such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan’s obligation to the Participant and his Beneficiaries.

8.04	Application for Benefits.

The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator certain forms as a condition precedent to the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant’s and Beneficiary’s current mailing address. It is the responsibility of all persons interested in Distributions from the Plan to keep the Plan Administrator informed of their current mailing addresses.

8.05	Distribution of Small Accounts.

(a)

General Rule. If the Participant’s vested Account balance is less than or equal to $5,000 at the time of the Distribution to the Participant, such Account will be distributed in a lump sum in accordance with the rules in subsections (b) and (c)

below. The Plan Administrator must provide notices required by law and wait at least thirty days (but no more than 90 days) after the Participant receives the required notice to make the Distribution (unless, after receiving the notice, the Participant waives the 30-day waiting period). If the Participant’s vested Account balance is greater than $5,000, this Section 8.05 has no effect on a Participant’s Distribution.

(b)	Accounts Equal to or Less than $1,000. This subsection (b) applies if the Participant’s entire vested Account balance is equal to or less than $1,000. If the Participant does not elect to have his or her Distribution paid directly to an Eligible Retirement Plan (see Section 8.08 below), the Plan Administrator will pay the Distribution directly to the Participant in a lump sum.

(c)	Accounts Greater than $1,000 but Not Greater than $5,000. This subsection (c) applies if the Participant’s entire vested Account balance is greater than $1,000, but not greater than $5,000. If the Participant does not elect to have his or her Distribution paid directly to an Eligible Rollover Plan (see Section 8.08 below) or does not elect to receive the Distribution directly, the Plan Administrator will pay the Distribution in a Direct Rollover (see Section 8.08 below) to an individual retirement plan designated by the Plan Administrator.

(d)	Distribution to Beneficiary. In the event that a distribution is to be paid to a distributee other than the Participant, the dollar figure in Section 8.05(b) is $5,000 so that if the Participant’s entire vested Account balance is equal to or less than $5,000, the entire vested interest will be paid to the distributee in the form of a single lump sum payment.

8.06	Minimum Distribution Rules.

(a)

To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in this Plan, the distribution rules stated in this Section shall take precedence over such conflicting rules. However, under no circumstances shall the rules stated in this Section be deemed to provide distribution rights to Participants or their Beneficiaries which are more expansive or greater than the distribution rights stated elsewhere in this Plan. For example, if the Plan requires distributions to commence at age 65 for Participants who have terminated Employment, distributions must commence at age 65 and may not be delayed to age 70 1/2.

(b)

Required Beginning Date. In no event may the distribution of a Participant’s Account commence later than April 1 following the calendar year in which the Participant (i) attains age 70 1/2 or (ii) has a Termination Date, whichever is later. However, a Participant who is a 5-Percent Owner (as defined in Section 14.04) must receive a Distribution of his Account no later than April 1 following the calendar year in which the Participant attains age 70 1/2 (collectively, the “Required Beginning Date”).

(c)	Required Distribution. Upon the Participant’s Required Beginning Date, the vested Account balance of the Participant shall be distributed to the Participant pursuant to the form of a distribution elected by the Participant, as set forth in Section 8.02 of the Plan. However, in the absence of an affirmative election by the Participant, the entire interest of each Participant shall be distributed, beginning not later than the Required Beginning Date (or such other date permitted under the Code and Treasury Regulations), in a single lump sum.

(d)	Distributions During the Participant’s Lifetime. Notwithstanding anything to the contrary in subparagraph (c) of this Section, the minimum distribution amount to be paid to the Participant each calendar year shall not be less than the amount determined considering the life expectancy of the Participant (or, if applicable, the life expectancy of the Participant and his or her designated Beneficiary) as set forth under Section 401(a)(9) of the Code and the Treasury Regulations.

(e)	Death Before Required Beginning Date. In the event the Participant dies prior to his or her required minimum distribution payments begin, distributions under this subsection shall be made as follows.

(i)	Designated Beneficiary. If the Participant has a designated Beneficiary, distributions will be made in accordance with the life expectancy rule in Section 401(a)(9)(B)(iii) (applicable to non-spousal designated beneficiaries), and Section 401(a)(9)(B)(iv) (applicable to spousal designated Beneficiaries).

(ii)	No Designated Beneficiary. If the Participant does not have a designated beneficiary, distributions will be made in accordance with the 5-year rule in Section 401(a)(9)(B)(ii) of the Code.

(iii)	Optional Distribution. Notwithstanding the foregoing, a designated Beneficiary of the Participant may elect to receive his or her distribution according to the 5-year rule in Section 401(a)(9)(B)(ii) of the Code.

For a designated Beneficiary who is not the Participant’s Spouse, such distributions shall begin no later than the end of the calendar year following the calendar year that includes the Participant’s date of death. However, for a designated Beneficiary who is the Participant’s Spouse, such distributions shall begin not later than December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(f)	Death After Required Beginning Date. If a Required Distribution of a Participant’s Account has begun in accordance with Section 8.06(d), and if the Participant dies before his entire vested Account has been distributed to him, then the remaining portion of such vested Account, if any, will be distributed at least as rapidly as under the method of distribution being used under paragraph Section 8.06(d) as of the date of the Participant’s death and in accordance with the form of payment elected by the Participant.

(g)	General Application of Code and Treasury Regulations. Notwithstanding anything to the contrary herein, all Distributions under the Plan will comply with Treasury Regulations issued under Code Section 401(a)(9) and any other provisions reflecting Code Section 401(a)(9) as prescribed by the Commissioner of the Internal Revenue Service, including the minimum distribution incidental benefit requirement of Code 401(a)(9)(G) of the Code, and sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Treasury Regulations.

8.07	Distributions Pursuant to Qualified Domestic Relations Orders.

(a)	Notwithstanding anything to the contrary in this Plan, a “Qualified Domestic Relations Order”, as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately (to the extent vested) even though the Participant is not yet entitled to a distribution under the Plan. To the extent required by a Qualified Domestic Relations Order, the Plan Administrator shall make distributions from a Participant’s Accounts to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a Distribution at such time under the Plan. Except as specifically provided in a Qualified Domestic Relations Order, amounts distributed under this Section 8.07 shall be taken pro rata from the Investment Funds in which each of the Participant’s Accounts is invested. The intent of this Section is to provide for the Distribution of benefits to an alternate payee as permitted by Treasury Regulation 1.401(a)-13(g)(3).

(b)	The Plan Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such orders.

8.08	Direct Rollovers.

(a)	In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	Definitions.

Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); ; and (iii) any amount that is distributed on account of hardship.

Eligible Retirement Plan. An Eligible Retirement Plan, with respect to a Distributee (other than a Distributee that is not an Employee, former Employee, or a Spouse or former Spouse of an Employee or former Employee) is (i) an individual retirement account described in Code Section 408(a) (including a Roth IRA described in Code Section 408A), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a), (iv) an annuity contract described in Code Section 403(b), (v) a Qualified trust described in Code Section 401(a), or (vi) an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible governmental employer that accepts the Distributee’s Eligible Rollover Distribution, and, in the case of an eligible governmental deferred compensation plan described in Code Section 457(b), agrees to separately account for amounts transferred into such plan from this Plan.

Distributee. A Distributee includes an Employee or Former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)	Non-Spouse Beneficiary Rollovers. A non-Spouse Beneficiary may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution from the Plan paid directly to an Eligible Retirement plan specified by the non-Spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or including a Roth IRA described in Code Section 408A which is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving Spouse of the Participant.

(d)	Waiver of 30-day Notice. If a Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a Distribution (and, if applicable, a particular distribution option), and

(2)	the Participant, after receiving the notice, affirmatively elects a Distribution.

ARTICLE 9

HARDSHIP WITHDRAWALS; IN-SERVICE DISTRIBUTIONS

9.01	Hardship Withdrawal of Account.

(a)	In General. The Employer shall permit a Participant to request a hardship withdrawal in accordance with this Article 9.

(b)	No Distribution of Earnings. Income or gain that is allocated to the Participant’s Pre-Tax Contribution Account and Catch-Up Account may not be distributed in a hardship withdrawal.

(c)	Eligible Accounts. Unless otherwise set forth in the Schedule related to a Participating Employer, a Participant may withdraw amounts held in his or her Account attributable to Pre-Tax Contributions, Catch-up Contributions, Employer Matching Contributions (including income or gain), Profit Sharing Contributions (including income or gain), and Rollover Contributions (including income or gain). See the attached Schedules for special rules (if any) applicable to Employees of a Participating Employer.

9.02	Definition of Hardship.

Hardship shall mean an immediate and heavy financial need experienced by reason of:

(a)	Expenses of any accident to or sickness of such Participant, his Spouse, children or his dependents or expenses necessary to provide medical care for such Participant, his Spouse, children or his dependents to the extent that such expenses would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of the Participant’s adjusted gross income);

(b)	Costs directly related to the purchase of a primary residence for such Participant (excluding mortgage payments);

(c)	Payment of tuition and related educational fees (including room and board) for the next twelve months of post-secondary education for the Participant, his Spouse, children or dependents (as defined under Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B));

(d)	Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the Participant’s principal residence;

(e)	Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined under Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(f)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income).

The Plan Administrator’s determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such financial need.

9.03	Maximum and Minimum Hardship Distribution.

(a)	Minimum Hardship Distribution. Any request for a hardship distribution may be limited to an amount established by the Plan Administrator.

(b)	Maximum Hardship Distribution. A hardship distribution cannot exceed the amount required to meet the immediate financial need created by the hardship (after taking into account applicable federal, state, or local income taxes and penalties) and not reasonably available from other resources of the Participant. In order to ensure compliance with this requirement, the Plan Administrator shall require the Participant to satisfy all of the provisions described below as a condition precedent to the Participant receiving a hardship distribution:

(1)	Receipt of all Distributions Available. Receipt by the Participant of all distributions that he is eligible to receive (including loans) under this Plan and under any other plan maintained by the Participating Employer, Company, and Affiliates.

(2)	Suspension of Future Contributions. The Participant’s Employee Contributions shall automatically be suspended beginning on the first payroll period that commences after such Participant requests and receives a hardship distribution. Such Participant may resume making Employee Contributions, pursuant to procedures established by the Plan Administrator, as soon as administratively feasible following the date that is 6 months after the effective date of such suspension.

(3)	The Participant shall be prohibited under a legally enforceable agreement from making an Employee Contribution to any other plan maintained by the Participating Employer, Company, and Affiliate for at least 6 months after the receipt of the hardship distribution. For this purpose, the phrase “any other plan” includes all qualified and nonqualified plans of deferred compensation, stock option plans and stock purchase plans. It does not include a health or welfare plan including one that is part of a Section 125 cafeteria plan.

9.04	Procedure to Request Hardship.

The request to receive a hardship distribution shall be made on such forms and following such procedures as the Plan Administrator may prescribe from time to time. Under no circumstances shall the Plan Administrator permit a Participant to repay to the Plan the amount of any hardship withdrawal by a Participant under this Section.

9.05	In-Service Withdrawals After Age 59 1/2.

A Participant shall be permitted to receive a distribution from his or her Employer Contribution Account and Employee Contribution Account prior to his or her Termination Date upon reaching age 59-1/2 unless otherwise provided in Schedules applicable to the Participating Employer.

9.06	Distribution of In-Service Withdrawals.

In-service withdrawals and hardship distributions shall be distributed as soon as practicable after the application for the in-service withdrawal or hardship distribution request is approved and after the Participant completes all documentation necessary to receive such in-service withdrawal or hardship distribution.

9.07	Other Rules for In-Service Distributions.

(a)	All in-service distributions and hardship withdrawals shall be made in the form of a single lump sum distribution.

(b)	If the Participant withdraws only a portion of a vested Account, the Committee shall determine (in a nondiscriminatory manner) the source of the Accounts and Investment Funds from which the withdrawal shall be made.

(c)	Under no circumstances shall the Committee permit a Participant to repay to the Plan the amount of any in-service distribution or hardship withdrawal.

ARTICLE 10

LOANS

10.01	Authority to Establish Loan Program.

The Plan Administrator shall have the authority to establish procedures in accordance with the provisions established in this Article 10 pursuant to which a Participant may borrow amounts held in his or her Plan Account. Those procedures and the provisions of this Article shall apply to all Participants unless otherwise stated in the Schedule applicable to a Participating Employer.

10.02	Eligibility for Loans.

Participants who are Eligible Employees are permitted to take a loan from the Plan unless otherwise set forth in the Schedule applicable to a particular Participating Employer. To the extent loans are made available to a Participating Employer’s Participants, loans shall be available to all such Participants on a reasonably equivalent basis.

10.03	Loan Amount.

A loan to any Participant (determined immediately after the origination of the loan) shall not exceed the lesser of:

(a)	Fifty percent (50%) of the Participant’s vested balance in his Account as of the Valuation Date with respect to which the loan is processed; or

(b)	$50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding loan balance of loans from the Plan on the date on which the loan was made.

The Plan Administrator may establish a minimum loan amount to the extent permitted under the Code and ERISA.

10.04	Assignment of Account.

Each loan shall be supported by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee. In addition, each loan shall be supported by an assignment of fifty percent (50%) of the Participant’s right, title and interest in and to his Account and shall be supported by any other reasonable security required by the Trustee.

10.05	Interest.

Interest shall be charged on any loan at a reasonable annual percentage interest rate to be determined by the Plan Administrator. In determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

10.06	Term of Loan.

The maximum repayment term of any loan is five (5) years unless the loan is used to acquire any dwelling unit which within a reasonable time after the loan is made is to be used as the principal residence of the Participant. The maximum repayment term for a loan used to acquire a dwelling unit shall be a reasonable time, as determined by the Plan Administrator, that may exceed five (5) years but shall not exceed thirty (30) years. The term of the loan may not extend beyond the Participant’s Termination Date. The Plan Administrator may, in its discretion, establish a shorter repayment term than the maximum repayment term otherwise permitted under the Plan.

10.07	Level Amortization.

Each loan shall provide for level amortization with payments to be made at such regular intervals as the Plan Administrator determines in its discretion, but not less frequently than once every three months over the term of the loan. Loans to Participants in active Employment shall be repaid through payroll deductions and the Participant shall be required to authorize such payroll deduction as a condition to receiving the loan. The Committee may establish a grace period for failure to comply with this Section 10.07 consistent with Treasury Regulations or other guidance from the Internal Revenue Service.

10.08	Directed Investment.

A Participant who receives a loan shall be deemed to have directed the Plan Administrator to reduce his Investment Funds by the amount of the loan, and until such loan is repaid, such loan shall be considered a directed investment of the Participant’s Account hereunder. The Plan monies which are used to fund the Participant loan shall be withdrawn from the Participant’s Accounts and sub-accounts in the order provided in procedures established by the Plan Administrator.

Within each such sub-account the monies which are used to fund the Participant loan shall be withdrawn on a pro rata basis according to the value of the Investment Funds in which such sub-account was invested, determined as of the most recent date such Investment Funds were valued. Principal and interest payments on the loan will be allocated to the Participant’s Investment Funds according to the Participant’s investment election at the time of the loan payment.

10.09	Distribution of Loans.

Loans shall be distributed as soon as practicable after the application for the loan is approved and after the Participant completes all documentation necessary to make loan.

10.10	Suspension of Loan Repayments During Military Service.

See Article 17 for special rules applicable to loans following Military Service.

10.11	Deemed Distributions.

If a loan fails to satisfy the requirements of this Section, or other applicable requirements that result in a default of the loan (except as otherwise provided by Treasury Regulations or other governing authority), the outstanding balance of a loan is treated as a Distribution and ceases to be an outstanding loan (a “Deemed Distribution”). However, the Participant’s Account may not be reduced by the outstanding balance of the loan until the Participant’s Account can be otherwise distributed.

10.12	Other Requirements.

The Plan Administrator may establish such additional guidelines and rules as it deems necessary. Such guidelines and rules shall be set forth in the loan application and the terms specified in such loan application are hereby incorporated by reference in the Plan. The Plan Administrator may amend or modify the loan application as it deems necessary to carry out the provisions of this Article 10.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.01	Named Fiduciaries.

The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

(a)	The Company;

(b)	Each Participating Employer;

(c)	The Trustee;

(d)	The Committee.

The Fiduciaries named above shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named Fiduciary, the power or responsibility shall be that of the Company. No Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust.

11.02	Trustee.

The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement. The Trustee shall have no other responsibilities with respect to the Plan.

11.03	Committee.

(a)	The Committee (consisting of the individuals appointed by the Company to serve as the administrator, as defined in Section 3(16) of ERISA, for the SunCoke Profit Sharing and Retirement Plan (the “SunCoke Plan”)) designated to serve as the administrator of the Plan.

(b)	The authority and responsibilities of, and governing procedures of, the Committee shall be the same as its responsibilities with respect to the SunCoke Plan. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate. The compensation of such agents shall be fixed by the Committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of Section 408 of ERISA and is not exempted from such prohibitions by Section 408 of ERISA.

(c)	The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of ERISA, the Committee shall have the following specific powers and responsibilities:

(1)	To construe the Plan and Trust and to determine all questions arising in the administration, interpretation and operation of the Plan;

(2)	To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust;

(3)	To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

(4)	To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

(5)	To prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by ERISA, the regulations thereunder, or by any other applicable law;

(6)	To file with the Secretary of Labor such reports and additional documents as may be required by ERISA and regulations issued thereunder, including, but not limited to, summary plan description, modifications and changes, annual reports, terminal reports and supplementary reports;

(7)	To file with the Secretary of the Treasury all reports and information required to be filed by the Code, ERISA and regulations issued under each;

(8)	To appoint or remove the investment manager (as defined in ERISA Section 3(38));

(9)	To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law;

(10)	To amend certain portions of the Plan specifically delegated to the Committee (e.g., the schedule authorizing Participating Employers to participate in the Plan, etc.), to amend the Plan to comply with changes in law, and to make other amendments that do not materially increase the costs associated with the Plan; and

(11)	To add, approve or remove a trustee.

(d)	To enable the Committee to perform its functions, the Company and each Participating Employer shall supply full and timely information of all matters relating to the compensation and length of service of all Participants, their Retirement, death or other termination of Employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Committee shall be entitled to rely upon all of the information provided by a Participating Employer pursuant to this subparagraph (d) including any certificates and reports made by a Participating Employer. The Committee, the Company, the Participating Employer, and the Company’s and Participating Employers’ officers and the Trustee, shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

11.04	Standard of Fiduciary Duty.

Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Section 408 of ERISA or Code Section 4975 in the performance of its duties hereunder.

11.05	Claims Procedure.

(a)	Filing a Claim. If a Participant, Separated Participant, Spouse Beneficiary, or alternate payee (the “Claimant”) believes he or she is entitled to benefits under the Plan that are not being paid or accrued for his or her benefit, he or she may file a written claim with the Plan Administrator or the party designated by the Plan Administrator to review claims (the “Claims Administrator”). All applications for benefits must be submitted within the “Applicable Limitations Period.” The

“Applicable Limitations Period” shall be two years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of other forms of payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained or grieved of occurred. However, if the Claimant raises a claim regarding the amount of Employee Contributions credited to his or her Account, or a claim involving a matter that would be evident from an examination of the Claimant’s pay check, pay stub or account statement, the Participant must submit the claim within ninety (90) days of the date he or she receives the applicable pay check, pay stub or account statement.

(b)	Notification to Claimant of Decision. Within 90 days after receipt of a claim by the Plan Administrator or Claims Administrator, or within 180 days if special circumstances require an extension of time, the Plan Administrator or Claims Administrator will notify the claimant of its decision with regard to the claim.

(1)	If special circumstances require an extension of time, a written notice of the extension will be furnished to the Claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. In no case, however, shall the extension of time delay the claim decision on such appeal request beyond 180 days following receipt of the claim.

(2)	If such claim is wholly or partially denied, notice of the denial will be written in a manner calculated to be understood by the Claimant and will set forth:

(A)	the specific reason or reasons for the denial;

(B)	a specific reference to pertinent Plan provisions on which the denial is based;

(C)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(D)	a description of the Plan’s review procedures and the applicable time limits.

(c)	Procedure for Review.

(1)	Any Claimant whose claim for benefits has been denied, may appeal such denial and request a further review of the decision. Within 60 days following receipt by the Claimant of notice denying his or her claim in whole or in part, the Claimant may appeal denial of the claim by filing a written application for review with the Plan Administrator. Such application shall set forth (A) the reasons supporting the claim, (B) the reasons such claim should not have been denied, and (C) any other issues or comments which the Claimant deems appropriate with respect to the claim.

(2)	Following such request for review, the Plan Administrator shall review the decision denying the claim, taking into account all additional information submitted by the Claimant without regard to whether the information was submitted or considered in the initial benefit determination.

(3)	Prior to the decision of the Plan Administrator, the Claimant shall have an opportunity to review pertinent documents and submit issues and comments in writing. Specifically, upon request, the Claimant will be provided reasonable access to and copies of all documents and records and other information relevant to the claim, free of charge.

(d)	Decision on Review. The decision on review of a claim denied in whole or in part by the Plan Administrator or Claims Administrator will be made in the following manner:

(1)	Within 60 days following receipt by the Plan Administrator of the request for review, or within 120 days if special circumstances require an extension of time, the Plan Administrator will notify the Claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension will be furnished to the Claimant prior to commencement of the extension. In no case, however, shall the extension of time delay the Plan Administrator’s decision on such appeal request beyond 120 days following receipt of the actual request for review.

(2)	The decision on review of a claim that is denied in whole or in part will:

(A)	set forth specific reasons for the decision written in a manner calculated to be understood by the Claimant;

(B)	cite the pertinent plan provisions on which the decision is based; and

(C)	state that, upon request, the Claimant will be provided reasonable access to and copies of all documents and records and other information relevant to the claim, free of charge.

(3)	The decision of the Plan Administrator on appeal will be final and conclusive upon all persons, and a Participant, or his Beneficiary or legal representative, shall not be permitted to bring suit at law or equity on an application without first exhausting the remedies available hereunder.

(e)	Disclosure of Claim Procedures. All Plan participants will be given a description of the claims procedures, which will include a description of the time limits set forth in this Section, within a reasonable time after joining the Plan.

(f)	Action by Authorized Representative of Claimant. All actions set forth in this Section to be taken by the claimant may be taken by a representative of the claimant authorized to act on his or her behalf with respect to these matters. The Plan Administrator may require evidence as it reasonably deems necessary or advisable of the representative’s authority.

(g)	Delegations. The Plan Administrator may delegate any of its functions under this Section.

(h)

Limitation on Claims. No action at law or in equity may be brought in court on a claim for benefits under this Plan after the later of one year from the date of the decision on review (or if no decision is furnished within 120 days of receipt of the request for review, one year after the 120th day after receipt of the request for review). Failure to file suit within this time period shall extinguish any right to benefits under the Plan.

11.06 Indemnification of Committee, Board, Company and Participating Employers.

To the extent permitted under ERISA, the Plan shall indemnify (i) the Board, (ii) the Committee (and its members), (iii) the Company, (iv) the Participating Employer, and (v) any officer or employee of the Company or Participating Employer who is acting as a Fiduciary to the Plan against all claims, losses, damages, expenses, costs or liabilities (including reasonable attorney’s fees) which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan.

Except to the extent required under ERISA, a Participating Employer and the Company shall not be responsible for the acts or failures to act of any other Participating Employer.

Each Participating Employer shall indemnify (i) the Board, (ii) every other Participating Employer, (iii) the Company, and (iv) each officer and employee of such other Participating Employer and the Company against all claims, losses, damages, expenses, costs or liabilities (including reasonable attorney’s fees) which they may incur by reason of such Participating Employers’ failure to meet its duties with regard to the Plan including, but not necessarily limited to, (i) sending Employer Contributions and Employee Contributions to the Trust, (ii) transmitting accurate, full and timely information of all matters relating to the compensation and length of service of all Participants, their Retirement, death or other termination of Employment, and such other pertinent facts as the Committee may require, and (iii) failing to meet any other reasonable requirement established by the Company and the Committee.

Each Participating Employer shall indemnify any officer or employee of such Participating Employer (whether or not a fiduciary to the Plan) against all claims, losses, damages, expenses, costs and liabilities (including reasonable attorney’s fees) which they may incur as a result of any act or omission in relation to the Plan, the funds of the Plan or its Participants except when the same is judicially determined to be due to the gross negligence or willful misconduct of such individual or group.

The Company and Each Participating Employer may purchase fiduciary liability insurance to insure its obligation under this Section. The Company shall have the right to select counsel to defend the Board, Committee or any officer or Employee of the Company in connection with any litigation arising from the execution of their duties under the Plan.

Each Participating Employer will have the right to select counsel to defend any officer or employee of the Participating Employer in connection with any litigation arising from the execution of their duties under the Plan

11.07	Administrative Expenses.

The expenses of Plan administration shall be paid from the Plan’s assets unless the Participating Employers pay such expenses. Administrative expenses shall be allocated to each participant’s Account in a manner consistent with the Code and ERISA. In addition, each Participant’s Account may be charged an annual fee equal to the amount charged by the Plan’s third party recordkeeper and/or trustee, if applicable. In the event a Participating Employer pays administrative expenses, such expenses shall be apportioned among the Participating Employers in a manner established by the Committee.

ARTICLE 12

AMENDMENT AND TERMINATION

12.01	Right to Amend.

(a)	The Company intends for the Plan to be permanent so long as the Company or its successor exists; however, it reserves the right (through action of the Board and in limited circumstances the Committee, discussed above) to modify, alter, or amend this Plan, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment deemed necessary to insure the continued qualification of the Plan under Code Sections 401(a) and 401(k) or to insure compliance with ERISA; provided, however, that the Company shall not have the authority to amend this Plan and the Trust in any manner which will:

(1)	Permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

(2)	Cause or permit any portion of the Fund to revert to or become the property of the Company or a Participating Employer.

(b)	Notwithstanding anything to the contrary in paragraph (a) of this section, the Committee shall have the authority to modify, alter, or amend the Plan to the extent such modification, alteration, or amendment will not result in a material adverse financial impact on the Company or a Participating Employer.

12.02	Termination and Discontinuance of Contributions.

(a)	The Company (through action of the Board) shall have the right at any time to terminate this Plan or to discontinue permanently the Participating Employers’ contributions hereunder (hereinafter referred to as “Plan Termination”). Upon Plan Termination, the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall, when directed by the Committee, distribute all amounts held in the Fund to the Participants and others entitled to Distributions in proportion to the Accounts of such Participants and other Distributees as of the date of such Termination. If the Plan is completely or partially terminated, or if the Participating Employers permanently discontinue their contributions to the Plan, then all Participants (in the case of complete Plan termination or permanent discontinuance of contributions) or the affected Participants (in the event of a partial Plan termination), shall become 100% vested in all of their Accounts under the Plan immediately upon such event. In the event that this Plan is partially terminated, then the provisions of this Section 12.02 shall apply, but solely with respect to the Employees affected by the partial termination.

(b)	The termination of sponsorship of the Plan by any Participating Employer shall not affect the sponsorship of the Plan by the Company or any other Participating Employer.

12.03	IRS Approval of Termination.

The Trustee shall not be required to make any distribution from this Plan in the event of complete or partial termination until the Internal Revenue Service has issued a favorable determination with respect to the Plan’s termination.

ARTICLE 13

SPECIAL DISCRIMINATION RULES

13.01	Definitions.

Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions in computing the ACP for a Plan Year. If a Participant (as defined below) does not receive an allocation of Employer Contributions for a Plan Year, such Participant’s ACP for the Plan Year shall be zero.

ACP Test shall mean the test set forth in Section 13.06.

Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Pre-Tax Contributions on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-Highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Nonelective Contributions, Qualified Elective Deferral, and Qualified Matching Contributions to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Nonelective Contributions and Qualified Matching Contributions in computing the ADP for a Plan Year. In the case of a Participant (as defined below) who does not elect to make a Pre-Tax Contribution for a Plan Year and is not allocated a Qualified Nonelective Contribution for such Plan Year, such Participant’s ADP for the Plan Year shall be zero.

ADP Test shall mean the test set forth in Section 13.03.

Applicable ACP Year shall mean the Plan Year for which the ACP Test is performed.

Applicable ADP Year shall mean the Plan Year for which the ADP Test is performed.

Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Compensation, for purposes of this Article 13, shall be that definition selected by the Plan Administrator that satisfies the requirements of Code Sections 414(s) and 401(a)(17). Such definition may change from year to year but must apply uniformly among all Eligible Employees being tested under the Plan for a given Plan Year and among all Eligible Employees being tested under any other plan that is aggregated with this Plan during the Plan Year. If the Plan Administrator fails to select a definition of Compensation for purposes of this Article 13, Compensation shall have the same meaning as defined in Article 2.

Employer Matching Contributions. For purposes of this Article 13, an Employer Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant’s Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and (iii) made on account of such Participant’s Pre-Tax Contributions for the Plan Year.

Excess Deferrals shall have that meaning as defined in Section 13.02.

Excess ACP Contributions shall have that meaning as defined in Section 13.08.

Excess ADP Deferrals shall have that meaning as defined in Section 13.05.

Highly Compensated Employee. See Article 14.

Non-Highly Compensated Employee. See Article 14.

Participant.

(a)	For purposes of computing the Average Actual Contribution Percentage and related provisions of this Article 13, a Participant shall mean any Eligible Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Eligible Employee’s failure to make a required Employee Contribution or (ii) is unable to receive an Employer Matching Contribution or make an Employee Contribution because his Compensation is less than a stated amount.

(b)	For purposes of computing the Average Actual Deferral Percentage and related provisions of this Article 13, a Participant shall mean any Eligible Employee who (i) is eligible to make a Pre-Tax Contribution including an Eligible Employee whose right to make a Pre-Tax Contribution has been suspended because of an election not to participate or a hardship distribution, or (ii) is unable to make a Pre-Tax Contribution because his Compensation is less than a stated amount.

Pre-Tax Contributions. For purposes of this Article 13, a Pre-Tax Contribution is taken into account only if the contribution (i) is allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2 1/ 2 months after the Plan Year but for the Contribution Agreement. A Pre-Tax Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Pre-Tax Contribution relates.

Qualified Elective Deferral. For purposes of this Article 13, Qualified Elective Deferral shall mean a Pre-Tax Contributions designated by the Plan Administrator as Qualified Elective Deferrals in order to meet the ACP testing requirements of Section 13.06. In addition, the following requirements must be satisfied:

(1)	The aggregate of all Pre-Tax Contributions (for the Plan Year (including the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 13.03(a).

(2)	The aggregate of all Pre-Tax Contributions for the Plan Year (excluding the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 13.03(a).

(3)	Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Pre-Tax Contributions and shall remain part of the Participant’s Pre-Tax Contributions Account.

(4)	Except as provided by this definition, Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

Qualified Matching Contribution shall mean an Employer Matching Contribution that the Committee designates as a Qualified Matching Contribution to meet the ADP testing requirements of Section 13.03. In addition, all of the following requirements must be satisfied:

(1)	The Employer Matching Contribution for a Plan Year (including any Qualified Matching Contributions for such Plan Year) must satisfy the requirements of Code Section 401(a)(4).

(2)	The Employer Matching Contributions for a Plan Year (excluding any Qualified Matching Contributions for such Plan year that are used to satisfy the ADP testing requirements of Section 13.03) must satisfy the requirements of Code Section 401(a)(4).

(3)	The Qualified Matching Contribution for a given Plan Year satisfies the requirements of an Employer Matching Contribution for such Plan Year as defined in this Section 13.01.

(4)	The Qualified Matching Contribution, at the time it was contributed to the Plan, was 100% vested at all times and was subject to the distribution restrictions applicable to Pre-Tax Contributions (except that the Qualified Matching Contribution cannot be distributed as a hardship distribution).

(5)	Qualified Matching Contributions shall, if deemed necessary, be held in a sub-account of the Participant’s Employer Matching Contribution Account.

Qualified Nonelective Contribution. For purposes of this Article [Special Nondiscrimination Rules] shall mean an Employer Contribution designated by the Plan Administrator as a Qualified Nonelective Contribution in order to meet the ADP testing requirements of Section 13.03 or the ACP testing requirements of Section 13.06. In addition, the following requirements must be satisfied:

(1)	The Qualified Nonelective Contribution, whether or not used to satisfy the requirements of Sections 13.03 or 13.06, must meet the requirements of Code Section 401(a)(4).

(2)	Qualified Nonelective Contributions which are taken into account in order to meet the requirements of Section 13.03 or 13.06 (as applicable) shall not be counted in determining whether the testing requirements of any of such other sections are met.

(3)	The Qualified Nonelective Contributions shall be subject to all provisions of this Plan applicable to Pre-Tax Contributions, except that Qualified Nonelective Contributions cannot be distributed in a hardship distribution.

(4)	Except as provided in this paragraph, the Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

13.02	Limit on Pre-Tax Contributions.

(a)	Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant’s Pre-Tax Contributions during a calendar year may not exceed the amount established by the Secretary of the Treasury pursuant to Code Section 402(g). Any Pre-Tax Contributions in excess of the foregoing limit (“Excess Deferral”), plus any income and minus any loss allocable thereto, must be distributed to the applicable Participant no later than April 15 following the calendar year in which the Pre-Tax Contributions were made.

(b)	Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) the Plan Administrator designates the distribution as a distribution of an Excess Deferral.

(c)	If a Participant makes Pre-Tax Contributions under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 13.02(a) and (b) the aggregate of all Pre-Tax Contributions and such other pre-tax contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Plan Administrator return all or a portion of the Participant’s Pre-Tax Contributions for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Pre-Tax Contributions and other pre-tax contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

(d)	Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 13.02(c) which is maintained by an entity other than the Employer must:

(1)	be made in writing;

(2)	be submitted to the Plan Administrator not later than the March 1 following the Plan Year in which the Excess Deferral arose (or such later date as determined by the Committee, but no later than April 14 of such year);

(3)	specify the amount of the Excess Deferral;

(4)	contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k),or 403(b), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the Excess Deferral occurred

In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 13.02(c) above which is maintained by the Employer or an Affiliate, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.

(e)	Pre-Tax Contributions may only be returned to the extent necessary to eliminate a Participant’s Excess Deferral. Excess Deferrals returned to the Participant under this Section 13.02 shall not be treated as Annual Additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant’s Pre-Tax Contributions for such calendar year.

(f)	The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 13.02 shall be determined using any method permitted by applicable Treasury Regulations. Such method shall be used consistently for all Participants and for all Excess Deferrals for the Plan Year.

(g)	Any Employer Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 13.02 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions that are returned to the Participant as an Excess Deferral shall be deemed to be first those Pre-Tax Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions for which an Employer Matching Contribution was made. Accordingly, if the Pre-Tax Contributions that are returned to the Participant as Excess Deferrals were not matched, no Employer Matching Contribution will be forfeited.

13.03	Average Actual Deferral Percentage (ADP Test).

(a)	The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the Applicable ADP Year must satisfy one of the following tests:

(1)	The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Applicable ADP Year multiplied by 1.25; or

(2)	The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Applicable ADP Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees multiplied by two.

(b)	If at the end of the Plan Year, the Plan does not comply with the provisions of Section 13.03(a), the Employer may do any or all of the following, except as otherwise provided in the Code or Treasury Regulations:

(1)	Distribute Pre-Tax Contributions to certain Highly Compensated Employees as provided in Section 13.05; or

(2)	Make a Qualified Nonelective Contribution on behalf of any or all of the Non-Highly Compensated Employees and aggregate such contributions with the Non-Highly Compensated Employees’ Pre-Tax Contributions as provided in Section 13.01 (definition of ADP).

(c)	In computing the Average Actual Deferral Percentage, the Employer may exclude Non-Highly Compensated Employees who, prior to the last day of the Plan Year, have not yet attained age 21 or have not yet completed a Year of Eligibility Service if the Employer satisfies a special coverage rule described below. The special coverage rule requires the Plan to satisfy the minimum coverage rules of Code Section 410(b)(4)(B) with respect to all Employees who are permitted to participate in the Plan but have not yet attained age 21 or have not yet completed a Year of Eligibility Service.

13.04	Special Rules For Determining Average Actual Deferral Percentage.

(a)	The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employee Contributions allocated to his Account under two or more arrangements described in Code Section 401(k) that are maintained by an Employer or its Affiliates shall be determined as if such Employee Contributions were made under a single arrangement.

(b)	If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Pre-Tax Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c)	The determination and treatment of the Pre-Tax Contributions and the Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

13.05	Distribution of Excess ADP Deferrals.

(a)	Pre-Tax Contributions exceeding the limitations of Section 13.03(a) (“Excess ADP Deferrals”) and any income or loss allocable to such Excess ADP Deferrals, shall be distributed to Highly Compensated Employees as set forth below. To determine the aggregate amount of Excess ADP Deferrals to be distributed, the Committee shall first determine the aggregate dollar amount of the distribution as follows:

(1)	Determine the dollar amount by which the Pre-Tax Contributions of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the second highest ADP(s) under the Plan; then

(2)	Determine the dollar amount by which the Pre-Tax Contributions for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan must be reduced to equal the third highest ADP(s) under the Plan; then

(3)	Repeat the steps described in (1) and (2) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 13.03(a); then

(4)	Add the dollar amounts determined in each of steps (1), (2) and (3) above.

The aggregate dollar amount of Excess ADP Deferrals determined under steps (1) through (4) above shall be distributed as follows:

(i)	First to those Highly Compensated Employees with the highest amount of Pre-Tax Contributions until each such Employee’s Pre-Tax Contribution equals the second highest amount of Pre-Tax Contributions under the Plan;

(ii)	Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions under the Plan, until each such Employee’s Pre-Tax Contribution equals the third highest amount of Pre-Tax Contributions; and

(iii)	Then the steps described in (i) and (ii) shall be repeated for the third and successive Highly Compensated Employees with the highest amount of Pre-Tax Contributions under the Plan until all Excess ADP Deferrals have been returned.

(iv)	If a Highly Compensated Employee is eligible to make Catch-Up Contributions under Section 4.02, any Excess ADP Deferrals allocated to such Highly Compensated Employee in steps (i) through (iii) above must be retained by the Plan and treated as Catch-Up Contributions for the Plan Year in which the Excess ADP Deferral was made, to the extent permitted under Section 4.02 and Code Section 414(v). Any remaining Excess ADP Deferral shall then be distributed to such Highly Compensated Employee. Any Excess ADP Deferrals that are retained by the Plan as Catch-Up Contributions under this paragraph shall be treated as Catch-Up Contributions under Section 4.02 of the Plan. Any Employer Matching Contribution on a Pre-Tax Contribution that is recharacterized as a Catch-Up Contribution shall be forfeited to the extent required under the regulations.

(b)

To the extent administratively possible, the Plan Administrator shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2 1/2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as Annual Additions under the Plan.

(c)	The income or loss allocable to Excess ADP Deferrals shall be determined using one of the methods permitted by applicable Treasury Regulations. Such method shall be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(d)	If an Excess Deferral has been distributed to the Participant pursuant to Section 13.02(a) or (b) for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.

(e)	Any Employer Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this Section 13.05 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions for which an Employer Matching Contribution was made. Accordingly, unmatched Pre-Tax Contributions shall be returned before matched Pre-Tax Contributions.

13.06	Average Actual Contribution Percentage (ACP Test).

(a)	The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the Applicable ACP Year must satisfy one of the following tests:

(1)	The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Applicable ACP Year multiplied by 1.25; or

(2)	The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Applicable ACP Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two.

(b)	If at the end of the Plan Year, the Plan does not comply with the provisions of Section 13.06(a), the Employer may do any or all of the following in order to comply with such provision as applicable (except as otherwise provided in the Code or in Treasury Regulations):

(1)	Aggregate Qualified Elective Deferrals with the Employer Matching Contributions of Non-highly Compensated Employees as provided in Section 13.01 (definition of ACP).

(2)	Distribute Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 13.08.

(3)	Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees’ Employer Matching Contributions as provided in Section 13.01 (definition of ACP).

13.07	Special Rules For Determining Average Actual Contribution Percentages.

(a)	The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions allocated to his Account under two or more arrangements described in Code Sections 401(a) or 401(m) that are maintained by an Employer or its Affiliates shall be determined as if such contributions were made under a single arrangement.

(b)	If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Employer Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c)	The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

13.08	Distribution of Employer Matching Contributions.

(a)	Employer Matching Contributions exceeding the limitations of Section 13.06(a) (“Excess ACP Contributions”) and any income or loss allocable to such Excess ACP Contribution, may be distributed or forfeited in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to certain Highly Compensated Employees. The amount of Excess ACP Contributions and the distribution or forfeiture of such Excess ACP Contributions shall be determined using the procedure described in Section 13.05(a).

(b)

To the extent administratively possible, the Plan Administrator shall distribute all Excess ACP Contributions and any income or loss allocable thereto, prior to 2 1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

(c)	The income or loss allocable to Excess ACP Contributions shall be determined using one of the methods permitted by applicable Treasury Regulations. Such method shall be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(d)	Amounts distributed to Highly Compensated Employees under this Section 13.08 shall be treated as Annual Additions with respect to the Employee who received such amount.

13.09	Military Service.

Make-up Contributions relating to Military Service (as described in Article 17) shall not be taken into account for purposes of this Article 13 to the extent permitted under the Code.

13.10	Order of Applying Certain Sections of Article.

In applying the provisions of this Article 13, the determination and distribution of Excess Deferrals shall be made first, the determination and elimination of Excess ADP Deferrals shall be made second, and the determination and elimination of Excess ACP Contributions shall be made third.

ARTICLE 14

HIGHLY COMPENSATED EMPLOYEES

14.01	In General.

For the purposes of this Plan, the term “Highly Compensated Employee” is any active Employee described in Section 14.02 below and any Former Employee described in Section 14.03 below. Various definitions used in this Article are contained in Section 14.04. A Non-Highly Compensated Employee is an Employee who is not a Highly Compensated Employee.

14.02	Highly Compensated Employees.

An Employee is a Highly Compensated Employee if the Employee:

(a)	is a 5-Percent Owner during the Determination Year or the year preceding the Determination Year; or

(b)	during the year preceding the Determination Year, receives Compensation in excess of $110,000 (e.g., for 2010, anyone making more than $110,000 in 2009 is a Highly Compensated Employee for 2009). This dollar amount shall be increased annually as provided in Code Section 414(q)(1).

14.03	Former Highly Compensated Employee.

A Former Employee is a Highly Compensated Employee (applying the rules of Section 14.02(a) or (b)) if the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee’s 55th birthday.

14.04	Definitions.

The following special definitions shall apply to this Article 14:

Compensation for purposes of this Article 14 shall mean any definition of Compensation that satisfies the requirements of Code Section 414(q). If no such definition is elected by the Plan Administrator, Compensation shall mean the gross annual earnings from employment with the Company, a Participating Employer, and an Affiliate reported on the Participant’s IRS Form W-2 (box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d) and 6051(a)(3). In addition, Compensation shall include compensation which is not includible in the Participant’s IRS Form W-2 (Box 1) by reason of Code Section 402(a)(8) (employee Salary Deferrals under a Code Section 401(k) plan) or Code Section 125 (salary deferrals under a cafeteria plan).

Compensation shall not include amounts paid or reimbursed by the Employer for moving expenses if, at the time of the payment of such moving expenses, it is reasonable to believe that the moving expenses will be deductible by the Participant under Code Section 217. Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment. Compensation shall also include salary deferrals for qualified transportation fringe benefits under Code Section 132(f). Amounts paid after severance from employment generally shall not be included in Compensation unless:

(a)

(i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, (ii) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment, and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the Plan Year (or other applicable period) that includes the date of severance from employment.

(b)

(i) the payment is a leave cash out (including payments for unused accrued bona fide sick, vacation, and other leave), (ii) the Participant would have been entitled to use the leave had he or she continued in employment and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the Plan Year (or other applicable period) that includes the date of severance from employment.

Determination Year shall mean the Plan Year for which the ADP and ACP is computed.

Employer for purposes of this Article 14 shall mean the Company and its Affiliates.

5-Percent Owner shall mean, if the Employer is a corporation, any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer. If the Employer is not a corporation, a 5-Percent Owner is any Employee who owns more than five percent of the capital or profits interest in the Employer.

Former Employee shall mean an Employee (i) who has incurred a Termination Date or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

Separation Year shall mean any of the following years:

(1)	An Employee who incurs a Termination Date shall have a Separation Year in the Determination Year in which such Termination Date occurs;

(2)	An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

(3)	An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee’s average annual Compensation for the immediately preceding three calendar years (or the Employee’s total years of Employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee’s Compensation returns to a level comparable to the Employee’s Compensation immediately prior to such Separation Year.

ARTICLE 15

MAXIMUM BENEFITS

15.01	General Rule.

(a)	Notwithstanding any other provision of this Plan, for any Limitation Year, the Annual Additions to a Participant’s Account, when combined with the Annual Additions to the Participant’s Account under all other Qualified Defined Contribution Plans maintained by the Employer or its Affiliates (as defined below) shall not exceed the lesser of (i) $49,000 as adjusted for cost of living increases under Code Section 415(d) or (ii) 100% of the Participant’s Compensation (as defined below) for such Limitation Year (the “Maximum Permissible Amount”). The Compensation limit shall not apply to any contribution to a medical benefit account (as defined in Code Section 415(l)) or to any contribution to a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)) which is otherwise treated as an Annual Addition.

(b)	The Company hereby elects that the limitation year (“Limitation Year”) for purposes of Code Section 415 shall be the Plan Year.

(c)	All Employer Contributions under this Plan (beginning first with Qualified Nonelective Contributions, then Profit Sharing Contributions and last Employer Matching Contributions) shall cease and not be allocated to a Participant whose Annual Additions exceed the Maximum Permissible Amount.

15.02	Definition of Annual Addition.

(a)	For the purposes of this Article 15, the term “Annual Addition” shall be defined as set forth in this Section 15.02.

(b)	“Annual Addition” shall mean the sum of:

(1)	Employee Contributions;

(2)	Employer Contributions; and

(3)	Forfeitures.

(c)	Annual Additions shall not include the following:

(1)	Catch-Up Contributions.

(2)	Rollover Contributions.

(3)	Excess Deferrals that are distributed in accordance with Section 13.02.

(4)	Repayments of plan loans by a Participant.

(5)	The direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan.

(6)	The reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II).

(7)	The restoration of an Employee’s accrued benefit by the employer in accordance with section 411(a)(3)(D) or section 411(a)(7)(C) or Code Section 415(k)(3) resulting from an employee’s repayment or deemed repayment of a prior distribution. Upon the prior distribution or deemed distribution, the Plan forfeited non-vested accrued benefits. If the employee repays or is deemed to have repaid these amounts under applicable law, the employer restores the forfeitures to the participant’s account. The restoration of these amounts is not considered an Annual Addition.

(8)	The Employee’s repayment of the prior distribution described in the preceding paragraph.

(9)	A restorative payment that is allocated to a Participant’s Account. For this purpose, restorative payments are payments made to restore losses to a plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where plan participants who are similarly situated are treated similarly with respect to the payments. This includes (but is not limited to) payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the plan). Payments made to a plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments for this purpose.

(d)	Other Rules.

(1)	Amounts that are considered excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)) nevertheless remain Annual Additions even if such excess contributions or excess aggregate contributions are corrected through a corrective distribution.

(2)	The Internal Revenue Service may in an appropriate case, considering all of the facts and circumstances, treat transactions between a plan and the employer, transactions between the plan and the employee, or certain allocations to Participants’ Accounts as giving rise to annual additions.

(3)	An Annual Addition is credited to the Account of a Participant for a particular Limitation Year if it is allocated to the Participant’s Account under the terms of the Plan as of any date within that Limitation Year.

(4)	Employer Contributions are not treated as credited to a Participant’s Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the particular Limitation Year ends. If Employer Contributions are made to the Plan after the deadline described in the preceding sentence, allocations attributable to those contributions are treated as credited to the Participant’s Account for the Limitation Year during which those contributions are made.

(5)	Employee Contributions, whether voluntary or mandatory, are not treated as credited to a Participant’s Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year.

(6)	A Forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant’s Account as a forfeiture.

(7)	If, in a particular Limitation Year, the Participating Employer allocates an amount to a Participant’s Account because of an erroneous forfeiture in a prior Limitation Year, or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Participant for that particular Limitation Year, but will be considered an Annual Addition for the prior Limitation Year to which it relates. Similar rules apply to contributions following Military Leave (see Article 17).

15.03	Definition of Compensation.

(a)	For the purposes of this Article 15, the definition of “Compensation” shall be any definition selected by the Plan Administrator that is permitted under Code Section 415(c)(3). However, if the Plan Administrator does not make such an election, Compensation shall be defined as set forth in Section 15.03(b).

(b)	Compensation shall include the items described in Section 15.03(b)(i) below and exclude the items described in Section 15.03(b)(ii) below.

(i)	Compensation shall INCLUDE the following:

(A)	Compensation shall mean wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Company, Participating Employer, and a Affiliate to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other allowances under a non-accountable plan (as described in § 1.62-2(c)).

(B)	In the case of an employee who is an employee within the meaning of section 401(c)(1) and regulations promulgated under section 401(c)(1), the employee’s earned income (as described in section 401(c)(2) and regulations promulgated under section 401(c)(2)), plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of section 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(C)	Amounts described in section 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the employee.

(D)	Amounts paid or reimbursed by the employer for moving expenses incurred by an employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the employee under section 217.

(E)	The value of a nonstatutory option (which is an option other than a statutory option as defined in §1.421-1(b)) granted to an employee by the employer, but only to the extent that the value of the option is includible in the gross income of the employee for the taxable year in which granted.

(F)	The amount includible in the gross income of an employee upon making the election described in section 83(b).

(G)	Amounts that are includible in the gross income of an employee under the rules of section 409A or section 457(f)(1)(A) or because the amounts are constructively received by the employee.

and

(ii)	Compensation shall NOT INCLUDE the following::

(A)	Contributions (other than elective contributions described in section 402(e)(3), Code Section 408(k)(6), Code Section 408(p)(2)(A)(i), or Code Section 457(b)) made by the employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the employee for the taxable year in which contributed.

(B)	Distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Code Section 415 purposes, regardless of whether such amounts are includible in the gross income of the employee when distributed unless such plan is otherwise specified in this Section 15.02(c)(ii)(B). If a deferred compensation plan is set forth below, such distributions can be considered as Compensation for purposes of this Article 15 only to the extent the amounts are actually received and are includible in the Employee’s gross income.

(C)	Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation §1.421-1(b)), or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (Code Section 83).

(D)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation §1.421-l(b)).

(E)	Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125).

(F)	Other items of remuneration that are similar to any of the items listed in (ii)(A) through (ii)(E) of this Section 15.02(b).

(c)	Timing of Compensation.

(i)	To be taken into account for a Limitation Year, Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Limitation Year. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(ii)

Compensation paid by the later of 2 1/2 months after Severance from Employment or the end of the Limitation Year that includes the date of the Severance from Employment shall be included in the definition of Compensation for the Limitation Year if, absent a Severance from Employment, such payments would have been paid to the Employee while the Employee continued in Employment with the Employer and is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.

(iii)

If elected by the Plan Administrator, Compensation paid by the later of 2 1/2 months after Severance from Employment or the end of the Limitation Year that includes the date of the Severance from Employment shall be included in the definition of Compensation for the Limitation Year if, absent a Severance from Employment, such payments are for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if Employment had continued, or are payments from a nonqualified unfunded deferred compensation plan that are includible in the Participant’s gross income and would have been paid at the same time if Employment had continued.

(iv)	Any payment that is not described in paragraphs (ii) or (iii) of this Section 15.03(c) is not considered Compensation under this Article 15 if paid after Severance from Employment with the Employer maintaining the Plan.

Thus, Compensation does not include severance pay, or parachute payments within the meaning of section 280G(b)(2), if they are paid after Severance from Employment with the Employer maintaining the Plan, and does not include post-severance payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the Severance from Employment.

(v)	The rules of Sections 15.03(c)(ii) and (iii) do not apply to payments to an individual on Military Leave to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Military Service (“differential pay”). In other words, the differential pay the Employer pays to the individual on Military Service shall count as Compensation for purposes of this Plan.

(vi)	The Plan will recognize as Compensation paid during a Limitation Year amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay periods and pay dates if:

(A)	These amounts are paid during the first few weeks of the next limitation year;

(B)	The amounts are included on a uniform and consistent basis with respect to all similarly situated employees; and

(C)	No compensation is included in more than one Limitation Year.

(d)	Other Rules.

(i)	The annual Compensation of each employee taken into account under the Plan shall not exceed $245,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code.

(ii)	The term Compensation includes Compensation a Participant receives from the Employer and all Affiliates.

(iii)	With respect to a nonresident alien who is not a Participant in the Plan, the nonresident alien’s compensation is not treated as Compensation under this Article 15 to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States. This rule must be applied uniformly to all such employees.

(iv)	Deemed Section 125 Compensation is considered Compensation for purposes of this Article 15. This rule must be applied uniformly to all employees with respect to whom amounts subject to section 125 are included in compensation. Deemed Section 125 Compensation is an amount that is excludable from the income of the Participant under Code Section 106 that is not available to the Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because that Participant is not able to certify that the Participant has other health coverage. Under this definition, amounts are Deemed Section 125 Compensation only if the employer does not otherwise request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan

(v)	Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an employer to compensate an employee for lost wages are Compensation within the meaning of this Article 15 for the Limitation Year to which the back pay relates, but only to the extent such payments represent wages and compensation that would otherwise be included in compensation under this section.

15.04	Other Definitions. For the purposes of this Article 15, the following definitions shall also apply.

(a)	“Affiliates” shall have that meaning contained in Article 2 except that for purposes of determining who is an Affiliate the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code Section 1563(a)(1).

(b)	“Employee Contributions” shall mean after-tax contributions permitted under the Plan, if any, and Pre-Tax Contributions.

(c)	“Limitation Year” shall have the meaning defined in Section 15.01(b) of the Plan.

(d)	“Maximum Permissible Amount” shall have the meaning defined in Section 15.01(a) of the Plan.

(e)	“Qualified Defined Contribution Plan” shall have the meaning set forth in (i) and (ii) below.

(i)	A Qualified Defined Contribution Plan shall mean a defined contribution plan within the meaning of Code Section 414(i) that is:

(A)	A plan described in Code Section 401(a) which includes a trust which is exempt from tax under code Section 501(a);

(B)	An annuity plan described in Code Section 403(a);

(C)	An annuity contract or custodial account described in Code Section 403(b); and

(D)	A simplified employee pension described in Code Section 408(k).

(ii)	Contributions to the following types of arrangements are treated as contributions to a defined contribution plan for purposes of Code Section 415 and this Article 15:

(A)	Mandatory employee contributions to a defined benefit pension plan (see Code Section 411(c)(2)(C) and Treasury Regulation §1.411(c)-1(c)(4)) and for this purpose contributions that are picked up by an employer under Code Section 414(h)(2) are not considered employee contributions);

(B)	Contributions allocated to any individual medical benefit account which is part of a pension or annuity plan established pursuant to Code Section 401(h);

(C)	Amounts attributable to medical benefits allocated to an account established for a key employee (any employee who, at any time during the plan year or any preceding plan year, is or was a key employee as defined in Code Section 416(i)) pursuant to section 419A(d)(1); and

(D)	Annual additions under a 403(b) annuity contract that is a defined benefit type arrangement.

(f)	“Severance from Employment” shall have the following meaning:

Whether an employee has a Severance from Employment with the employer that maintains a plan is determined in the same manner as under Treasury Regulation §1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modifications provided under section 415(h) to the employer aggregation rules apply. Thus, an employee has a Severance from Employment when the employee ceases to be an employee of the employer maintaining the plan, and an employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains such plan with respect to the employee. The determination of whether an employee ceases to be an employee of the employer maintaining the plan is based on all of the relevant facts and circumstances.

ARTICLE 16

TOP HEAVY RULES

16.01	General.

(a)	The provisions of this Article shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

(b)	The provisions of this Article shall apply for purposes of determining whether the plan is a Top-Heavy plan, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.

16.02	Top-Heavy Status.

(a)	The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. Qualified plans in the Required Aggregation Group and, if elected, the Permissive Aggregation Group shall be taken into account for determining if the Plan is Top Heavy.

(b)	If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants’ accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant’s account balances under this Plan.

(c)	Solely for the purpose of determining if the Plan, or any other plan included in the Required Aggregation Group, is Top-Heavy, a Non-Key Employee’s accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

16.03	Definitions.

Compensation. The term “Compensation” shall have that meaning as defined in Article 14 (Highly Compensated Employees) (see Section 14.04).

Determination Date. For any Plan Year subsequent to the first Plan Year, Determination Date means the last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, Determination Date means the last day of the first Plan Year.

Employer. The term “Employer” shall include any Affiliate of such Employer.

5-Percent Owner. The term “5-Pecent Owner” shall have that meaning as defined in Article 14 (Highly Compensated Employees) (see Section 14.04).

Former Employee. The term “Former Employee” shall have that meaning as defined in Article 14 (Highly Compensated Employees) (see Section 14.04).

Key Employee. Any Employee or Former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an Officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-Percent Owner of the Employer, or a 1-Percent Owner of the Employer having annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Non-Key Employee. Any Participant who is not a Key Employee.

Officer. An Officer is any Employee (determined upon the basis of all facts, including, for example, the source of such Employee’s authority, the term for which elected or appointed, and the nature and extent of such Employee’s duties. Generally, the term Officer means an administrative executive who is in regular and continued service and excludes an individual employed for a special and single transaction. An Employee with a title of an officer but not the authority of an officer is not considered an Officer for purposes of this Article 16. Similarly, an Employee without a title of an officer but who has the authority of an officer shall be considered an Officer for purposes of this Article 16. For purposes of this Article 16, no more than 50 employees (or, if there are less than 50 employees, the greater of three (3) or ten percent (10%) of the employees) shall be treated as Officers.

1-Percent Owner. If the Employer is a corporation, a 1-Percent Owner is any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than one percent of the value of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of the Employer. If the Employer is not a corporation, a 1-Percent Owner is any Employee who owns more than one percent of the capital or profits interest in the Employer.

Permissive Aggregation Group. Qualified plans maintained by the Employer or an Affiliate which are not in the Required Aggregation Group may be combined at the Employer’s election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410.

Required Aggregation Group. If the Employer or an Affiliate maintains more than one Qualified plan, all plans in which any Key Employee participates and all plans (including terminated plans which were maintained by the Employer within the five-year period ending on the Determination Date) which enable this Plan to satisfy the anti-discrimination requirements of Code Sections 401(a)(4) or 410 must be combined with this Plan for the purposes of applying the 60% test described in Section 16.02.

Top Heavy. See Section 16.02.

Valuation Date. The date as of which account balances or accrued benefits are valued for purposes of determining the Top Heavy status.

16.04	Determination of Present Values and Amounts.

(a)	Distributions during Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)	Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

16.05	Minimum Benefit.

(a)	Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee’s Compensation or (ii) the largest percentage of Employer Contributions and Pre-Tax Contributions, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for such Plan Year. Pre-Tax Contributions allocated to the Accounts of Non-Key Employees shall not be considered in determining whether a Non-Key Employee has received the minimum contribution required by this Section 16.05.

(b)	The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee’s failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning Compensation less than a stated amount.

(c)	Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

(d)	If the Employer maintains a defined benefit plan in addition to this Plan that covers Non-Key Employees who are also covered under this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan year may be satisfied by an allocation of Employer Contributions to the Account of each Non-Key Employee or an additional accrual of the benefit of a Non-Key Employee to the extent permitted under the Code and as otherwise elected by the Plan Administrator

(e)	If the Employer maintains a defined contribution in addition to this Plan that covers Non-Key Employees who are also covered under this Plan, and the Employer desires to have the top heavy minimum benefit requirement met in such other plan, the Employer shall so indicate by identifying the name of the other plan, the minimum benefit that will be provided under such other plan, and the Employees who will receive the minimum benefit under such other plan. Otherwise, the top heavy minimum benefit will be satisfied by contributions to this Plan.

ARTICLE 17

MILITARY SERVICE

17.01.	Reemployment Following Military Service.

In General. If an individual has been absent from Employment by reason of Military Service, such individual satisfies all requirements under USERRA to be reemployed by an Employer and, upon his or her rehire following Military Service, such individual’s reemployment rights are protected by USERRA, the provisions of this Article 17 shall apply. Reemployment Following Military Service shall occur upon such individual completing one Hour of Service following his or her Military Service.

17.02	Differential Pay.

(a)	In General. This Section 17.02 applies to Participants who are absent from active Employment on account of Military Service and who receive Differential Pay while on Military Service.

(b)	Differential Pay. Differential Pay is a payment by an Employer to a Participant while on Military Service if the Participant is on active duty for a period of more than thirty (30) days. The payment represents all or a portion of the wages the individual would have received from his or her Employer if the Participant were in active Employment instead of Military Service.

(c)	Differential Pay Treated as Compensation. If an Employer pays Differential Pay to a Participant, such Participant shall be deemed to be an Employee of such Employer and the Differential Pay shall be deemed to be Compensation for purposes of this Plan. If the Participant were an Eligible Employee immediately prior to his or her Military Service, the Participant is entitled to make an Employee Contribution out of such Differential Pay. The Participant must make a new Contribution Agreement to make an Employee Contribution out of the Differential Pay. The Plan Administrator may revise its procedures for processing Contribution Agreements to take into account the Participant’s Military Service and inability to submit Contribution Agreements following normal rules and procedures.

(d)	Nondiscrimination Requirement. A Plan shall be treated as complying with the discrimination provisions described in Code Section 414(u)(1)(C) if (1) all employees of the Employer and its Affiliates who are on Military Service and on active duty for at least thirty (30) days are entitled to receive Differential Pay on reasonably equivalent terms and (2) if eligible to participate in a retirement plan maintained by the Employer, such employee is permitted to make Employee Contributions based on the Differential Pay on reasonably equivalent terms. For purposes of applying this Section 17.02(d), the Employer can ignore individuals described in Code Sections 410(b)(3) through 410(b)(5).

(e)	Termination and Differential Pay. Notwithstanding that a Participant receiving Differential Pay is treated as an Employee of the Employer, a Participant on Military Service is also considered to have a severance from employment while in Military Service and accordingly is entitled to receive a Distribution from this Plan as any other Participant who has a Termination Date. This Section 17.02(e) only applies to the extent a Participant is receiving Differential Pay. In other words, if an Employer does not pay Differential Pay, a Participant on Military Service is not automatically deemed to have a severance from employment.

(f)	Suspension of Employee Contributions. If a Participant on Military Service elects a Distribution pursuant to Section 17.02(e), the Participant shall not be entitled to make an Employee Contribution for six months beginning on the date of the Distribution. This six month suspension applies even if the Participant is receiving Differential Pay and applies even if the Participant returns to active Employment following such Military Service.

17.03	Eligibility and Service Credit.

(a)	Hours of Service for Vesting and Eligibility. On Reemployment Following Military Service, the Employee shall be credited with Hours of Service for the period of Military Service and for the period of time between the end of Military Service and the Employee’s Reemployment Following Military Service. Such Hours of Service shall apply for purposes of determining vesting credit and eligibility credit. Hours of Service shall be determined by assuming the Employee continued to work regular hours for the Employer in the same manner as prior to the commencement of Military Service. If an Employer does not count Hours of Service for either vesting or eligibility, service for such purposes is determined under the elapsed time method.

(b)	Break in Service. On Reemployment Following Military Service, the Employee shall be treated as not having incurred a Break in Service with the Employer for purposes of participation and vesting by reason of the Military Service.

17.04	Contributions after Military Service.

(a)	Military Participant Make-Up Contributions.

(1)	Upon Reemployment Following Military Service, the Employee shall be allowed (but not required) to make up his or her missed Employee Contributions, called “Military Participant Make-Up Contributions”. The Military Participant Make-Up Contributions must be made during a time period starting with the date of Reemployment Following Military Service and up to three times the length of the immediate past Military Service but not to exceed five (5) years. However, such period shall end on the Employee’s Termination Date.

(2)	The Employee shall not be permitted to make up Military Participant Make-Up Contributions in an amount that exceeds the amount he or she would have been permitted to contribute had he or she remained continuously employed by the Employer. The maximum permitted Military Participant Make-Up Contributions shall be reduced by any Employee Contributions actually made to the Plan by the Participant during the period of Military Service.

(3)	The Military Participant Make-Up Contributions will be subject to the dollar limits in effect under Code Sections 402(g), 414(v) and 415 for the Plan Year during which the Military Participant Make-Up Contributions relate rather than the Plan Year during which the Military Participant Make-Up Contributions are made. The Military Participant Make-Up Contributions are not taken into account for the ADP Test for the Plan Year for which the contributions are made, or for any other Plan Year (see Article 13).

(4)	With respect to the Military Participant Make-Up Contributions, the Employee is not entitled to forfeitures or earnings, nor required to experience losses that accrued during the period of Military Service.

(5)	Military Participant Make-Up Contributions are permitted only to the extent the Employee has Compensation that can be deferred to the Plan following the Employee’s reemployment.

(6)	Military Participant Make-Up Contributions shall be made in accordance with procedures established by the Plan Administrator designed to implement the requirements of USERRA and this Article 17.

(b)	Military Employer Make-Up Contributions.

(1)	The Employer shall contribute to the Plan on the Employee’s behalf any Employer Contributions that would have been made on his behalf under the Plan during his or her Military Service (including Employer Matching Contributions on his Military Participant Make-Up Contributions). These contributions are known as “Military Employer Make-Up Contributions.” These Military Employer Make-Up Contributions must be made in the same manner and to the same extent that the Employer allocated Employer Contributions for other Employees during the Military Service in accordance with the requirements of Article 5.

(2)	The Employer shall be required to provide an Employer Matching Contribution only to the extent the Employee made his Military Participant Make-Up Contributions and is reemployed.

(3)	The Employee shall not receive earnings or forfeitures (related to the period of Military Service) on any such Military Employer Make-Up Contributions.

(4)	The Military Employer Make-Up Contributions will be subject to the dollar limits in effect under Code Section 415 for the Plan Year during which the Military Employer Make-Up Contributions relate rather than the Plan Year during which the Military Employer Make-Up Contributions are made. Military Employer Make-Up Contributions are not taken into account for ACP Test for the Plan Year for which the contributions are made, or for any other Plan Year (see Article 13).

(5)	Deadline for Making Military Employer Make-Up Contributions.

(a)	Military Employer Make-Up Contributions that are contingent on or attributable to Military Participant Make-Up Contributions (e.g., Employer Matching Contributions) shall be delivered to the Trustee in accordance with the provisions of the Plan relating to such Employer Contributions. Thus, if employer matching contributions are made after each payroll period, the Military Employer Make-Up Contribution is due following the payroll period in which the Military Participant Make-Up Contribution is made. Similarly, if employer matching contributions are made at the end of the Plan year, the Military Employer Make-Up Contribution is due at the end of the Plan Year in which the Military Participant Make-Up Contribution is made.

(b)	Military Employer Make-Up Contributions that are not contingent on or attributable to Military Participant Make-Up Contributions shall be delivered to the Trustee no later than ninety (90) days following the Participant’s Reemployment Following Military Service or when such Employer Contributions are normally due for the year in which the Military Service was performed, whichever is later.

(c)	Compensation. For this purpose, the Participant’s Compensation during his Military Service will be equal to:

(1)	The Compensation he or she would have received during his or her Military Service. This amount will be determined based on the rate of pay the Employee would have received from the Employer but for his or her absence during the Military Service; or

(2)	If the compensation the Employee would have received during his or her Military Service is not reasonably certain, the Employee’s average compensation from the Employer during the shorter of (i) the twelve month period immediately before his or her Military Service, or (ii) the period of his Employment with the Employer immediately before his or her Military Service.

17.05	Loans.

(a)	Suspension and Repayments.

(1)	If a Participant has an outstanding loan from the Plan and is on Military Service, his or her loan repayments shall be suspended. Such suspension shall not cause the loan to be a Deemed Distribution (as defined in Article Ten “Loans”) even if the suspension exceeds one year and even if the term of the loan is extended.

(2)	Loan repayments shall resume upon the completion of the Military Service and the loan shall be repaid thereafter (i) by amortization on substantially level installments over a period that ends not later than the “latest permissible term” of the loan, or (ii) with a balloon payment at the end of the loan term. For the purpose of this subparagraph, the latest permissible term means the latest term permitted for the loan under Section 10.06 plus any additional period of suspension for Military Service.

(3)	The amount that must be repaid by the latest permissible term includes interest that accrues during the Military Service.

(4)	Notwithstanding paragraphs (1)—(3) above, at the Plan Administrator’s discretion, the Plan Administrator may continue to receive loan repayments during Military Service (for example, if the Employer continues to pay Employees on Military Service and loan payments continue to be deducted from such pay). Such decision must apply uniformly and in a nondiscriminatory manner.

(b)	Rate of Interest. If the Participant makes a request to the Plan Administrator to reduce the interest rate on any loan from the Plan, the interest rate will be reduced to six percent (6%), compounded annually, during the Employee’s Military Service under 50 App. Section 526 (relating to the Soldiers’ and Sailors’ Civil Relief Act Amendments of 1942). Upon Reemployment Following Military Service, the interest rate on the loan will revert back to the original rate of interest on the loan. If determined by the Plan Administrator, the interest rate on all plan loans to any participant on Military Service shall automatically be reduced to six percent (6%) during the Employee’s Military Service without the requirement of a formal request.

17.06	Death Benefits for Participants who Die While on Military Service.

This Section 17.06 applies for purposes of determining survivor benefits for a Participant’s Beneficiary if a Participant on Military Service dies while on such Military Service. In such situation, the Employer shall treat the Participant as if the Employer rehired the Participant on the day before the Participant’s death and then as if the Participant died the following day. Accordingly, for example, the Participant will be deemed to be 100% vested (see Section 7.03) and the Participant’s Beneficiary shall be entitled to a Distribution of the Participant’s vested Account (see Section 8.01) if the Participant would have become 100% vested if he or she died while an Employee. However, this Section 17.06 does not require the Employer to make an Additional Employer Contribution on behalf of the deceased Participant or to allow any Employee Contributions on behalf of the deceased Participant. This Section 17.06 is effective January 1, 2007.

17.07	Definitions.

(a)	Military Service. Military Service shall mean service in the uniformed services as defined by USERRA. Military Service shall include voluntary or involuntary service in the United States Armed Forces; the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty under Federal statute; the commissioned corps of the Public Health Service, any other category of persons designated by the President in time of war or national emergency, and any other service recognized as Military Service by USERRA.

(b)	Military Employer Make-Up Contributions. Military Employer Make-Up Contributions shall have that meaning as set forth in Section 17.03(b).

(c)	Military Participant Make-Up Contributions. Military Participant Make-Up Contributions shall have that meaning as set forth in Section 17.03(a).

(d)	Reemployment Following Military Service. Reemployment Following Military Service shall have that meaning as set forth in Section 17.01.

(e)	USERRA. USERRA shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended as well as any applicable regulation pertaining thereto.

ARTICLE 18

MISCELLANEOUS

18.01	Headings.

The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

18.02	Action by Employer or Administrator.

Any action by the Employer shall be by resolution of its Board or in accordance with Section 12.01, or by any person or persons duly authorized by resolution of said Board to take such action.

18.03	Spendthrift Clause.

Except as otherwise required by (a) a qualified domestic relations order, as defined in Code Section 414(p); or (b) a judgment, order, decree or settlement agreement described in Code Section 401(a)(13)(C) that is entered into on or after January 1, 2002, none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except for the extent expressly provided herein to the contrary. If any Participant shall attempt to dispose of the benefits provided for him hereunder, or to dispose of the right to receive such benefits, or in the event there should be an effort to see such benefits or the right to receive such benefits by attachment, execution or other legal or equitable process, such right to benefits shall pass and be transferred, at the discretion of the Plan Administrator, to such one or more as may be appointed by the Plan Administrator from among the Beneficiaries, if any theretofore designated by the Participant, or from the spouse, children or other dependents of the Participant, in such shares as the Plan Administrator may appoint. Any appointment so made by the Plan Administrator may be revoked by it at any time and further appointment made by it which may include the Participant.

18.04	Distributions Upon Special Occurrences.

(a)	Subject to Article 13, Employee Contributions and any income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor its Affiliates maintain a successor plan.

(b)	The provisions of this Section 18.04 including the definitions of terms such as “successor plan” shall be governed by Treasury Regulation Section 1.401(k)-1(d)(1)(iii) or any successor Treasury Regulation thereto.

(c)	In the event a Participant ceases to be an Employee as a result of a business transaction whereby he continues in a similar job with a successor employer, no distribution shall be made with respect to the Pre-Tax Contribution Account and Catch-Up Contribution Account of such Participant unless the applicable requirements of Code Section 401(k)(2)(B)(i) are satisfied.

18.05	Discrimination.

The Employer, the Committee, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees.

18.06	Release.

Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator, Committee and the Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

18.07	Compliance with Applicable Laws.

The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan shall remain in compliance with the applicable provisions of the Code, ERISA and all other applicable laws, regulations, and rulings.

18.08	Agent for Service of Process.

The agent for service of process of this Plan shall be the Plan Administrator.

18.09	Merger.

In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another Plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of ERISA.

18.10	Governing Law.

The Plan shall be governed by the laws of the State of Tennessee to the extent that such laws are not preempted by Federal law.

18.11	Adoption of the Plan by a Participating Employer.

(a)	The Committee or (its designee) shall determine which Affiliates shall become Participating Employers within the terms of the Plan. In order for the Board or (its designee) to designate an Employer as an Participating Employer, this Plan must designate the Affiliate as an Participating Employer or the Committee or (its designee) must designate in writing that the business enterprise is an Participating Employer. The Committee or (its designee) may also specify such terms and conditions pertaining to the adoption of the Plan by the Participating Employer as the Committee or (its designee) deems appropriate. An Participating Employer is entitled to adopt the Plan with respect to certain of its Employees, while not adopting the Plan with respect to the remainder of its Employees.

(b)	The Plan of the Participating Employer and of the Company shall be considered a single plan for purposes of Section 1.414(1)-1(b)(1) of the Treasury Regulations. All assets contributed to the Plan by the Participating Employer shall be held in a single fund together with the assets contributed by the Company (and with the assets of any other Participating Employers); and so long as the Participating Employer continues to be designated as such, all assets held in such fund shall be available to pay benefits to all eligible employees and beneficiaries covered by the Plan irrespective of whether such Employees are employed by the Company or by the Participating Employer. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Company and the Participating Employers for purposes of cost allocation if directed by the Committee or the holding of Plan assets in more than one Trust Fund with more than one Trustee.

(c)	So long as the Participating Employer’s designation as such remains in effect, the Participating Employer shall be bound by, and subject to all provisions of the Plan and the Trust Agreement. The exclusive authority to amend the Plan and the Trust Agreement shall be vested in the Company and no Participating Employer shall have any right to amend the Plan or the Trust Agreement. Any amendment to the Plan or the Trust Agreement adopted by the Company shall be binding upon every Participating Employer without further action by such Participating Employer.

(d)	Each Participating Employer shall be solely responsible for making an Employer Contribution with respect to its Employees and solely responsible for making any contribution required by reason of the Plan being a Top Heavy plan (see Article 16 entitled “Top Heavy Rules”). Neither the Company nor any other Participating Employer is obligated to make an Employer Contribution on behalf of the Employees of a different Participating Employer.

(e)	The Company and each Participating Employer will be tested on a combined basis to determine whether the Company and Participating Employers satisfy the Average Actual Deferral Percentage Test (see Article 13 entitled “Special Discrimination Rules”). Accordingly, it is the intent of this paragraph (e) that the Company and any Participating Employers shall satisfy the ADP Test on a combined basis.

(f)	No Participating Employer other than the Company shall have the right to terminate the Plan. However, any Participating Employer may withdraw from the Plan by action of its board of directors provided such action is communicated in writing to the Committee. The withdrawal of an Participating Employer shall be effective as of the December 31 following receipt of the notice of withdrawal (unless the Company consents to a different effective date). In addition, the Plan Administrator may terminate the designation of an Participating Employer to be effective on such date as the Plan Administrator specifies. Any such Participating Employer which ceases to be an Participating Employer shall be liable for all costs accrued through the effective date of its withdrawal or termination and any contributions owing as provided in paragraph (d). In the event of the withdrawal or termination of an Participating Employer as provided in this paragraph, such Participating Employer shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such a transfer is approved by the Company in its sole discretion.

18.12	Protected Benefits.

Early retirement benefits, retirement-type subsidies, or optional forms of benefits protected under Code Section 411(d)(6) (“Protected Benefits”) shall not be reduced or eliminated with respect to benefits accrued under such Protected Benefits unless such reduction or elimination is permitted under the Code authority issued by the Internal Revenue Service, or judicial authority.

18.13	Location of Participant or Beneficiary Unknown.

In the event that all or any portion of the distribution payable to a Participant or his Beneficiary shall remain unpaid solely by reason of the Plan Administrator’s inability to ascertain the whereabouts of such Participant or Beneficiary, the amount unpaid shall be forfeited. However, such forfeiture shall not occur until five (5) years after the amount first became payable. The Plan Administrator shall make a diligent effort to locate the

Participant or Beneficiary including the mailing of a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored and distributed.

18.14	Electronic Communication.

In performing its administrative duties, the Plan Administrator may use or allow the use of electronic and other paperless methodologies to the extent permitted by relevant guidance from the Internal Revenue Service or the Department of Labor. Electronic media includes, but is not limited to, e-mail, internet, intranet systems, voice response, telephone, or other paperless systems. If electronic or other paperless methodology is approved by the Plan Administrator, any requirement in the Plan requiring a written action may be satisfied through electronic media.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed on the date indicated below, but effective as of the Effective Date.

SUNCOKE ENERGY, INC.

By: /s/ Mike Thomson

      Name Mike Thomson

      Title: President

Date: 2/24/2010

APPENDIX A

PARTICIPATING EMPLOYERS

Participating Employer	Effective Date of Affiliation
Dominion Coal Corporation	September 1, 2005
Haverhill North Coke Company	January 1, 2005
Gateway Energy and Coke Company, LLC	February 1, 2010

SCHEDULE A

DOMINION COAL CORPORATION

Section A: Definitions

Compensation:

(a)	Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and fringe benefits, and excluding the following:

(1)	Employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(2)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(4)	other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the employee); and

(5)	bonuses and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)).

Compensation shall also include pre-tax deferrals to the Plan or another plan that includes a cash or deferred arrangement under Code Section 401(k) plan, a Code Section 125 cafeteria plan, a Code Section 132(f) transportation fringe benefit plan, a Code Section SIMPLE 401(k) plan, a Code Section 403(b) plan, or a Code Section 457(b) plan.

(b)	Amounts paid after severance from employment generally shall not included in Compensation unless:

(1)

(i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, (ii) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment, and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the limitation year (or other applicable period) that includes the date of severance from employment.

(2)

(i) the payment is determined to be a leave cash out (including payments for unused accrued bona fide sick, vacation, and other leave), (ii) the Participant would have been entitled to use the leave had he or she continued in employment and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the limitation year (or other applicable period) that includes the date of severance from employment.

Disability. The inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Eligible Employee. All Employees of the Participating Employer except those Employees of the Participating Employer that are members of classes of Employees generally excluded under the definition of Eligible Employee in the Main Plan Document.

Entry Date. The first day of each calendar month or such earlier date established by the Plan Administrator.

Participating Employer. For purposes of this Schedule A, the Participating Employer is the Dominion Coal Corporation.

Vesting Service. For purposes of determining a Participant’s Vesting Service, the Plan shall use the Hours Counting Method of crediting service as described under the definition of Vesting Service in the Main Plan Document.

Section B: Participation

An Employee of the Participating Employer who is not eligible to participate in the Plan on the Effective Date shall become a Participant in the Plan on the first Entry Date following (i) the date the Employee has completed one (1) Hour of Service or (ii) the date the Employee becomes an Eligible Employee, whichever is later.

Section C: Employer Matching Contributions

Amount and Allocation of Employer Matching Contribution. At the end of each payroll period, the Employer may make an Employer Matching Contribution to the Plan. The Employer Matching Contribution shall be equal to 50% of the Participant’s Pre-Tax Contributions and Catch-Up Contributions for the payroll period, but not to exceed 6% of the Participant’s Compensation for such payroll period.

Section D: Employer Profit Sharing Contributions

(a)	Amount and Allocation of Profit Sharing Contribution. At the end of each Plan Year, the Employer may, in its sole discretion, determine whether a Profit Sharing Contribution shall be made to the Plan for that Plan Year. The Profit Sharing Contribution, if any, shall be allocated among the Profit Sharing Contribution Accounts of Participants who are eligible to receive the contribution in the proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation for all Participants who are eligible to receive the contribution for the Plan Year.

(b)	Eligibility to Receive Contribution.

The Profit Sharing Contribution, if any, shall be allocated among the Profit Sharing Contribution Accounts of Participants who are credited with 1,000 or more Hours of Service during such Plan Year (unless such Participant is not so credited by reason of his or her death during the Plan Year).

Section E: Vesting

(a)	Any Participant who terminates Employment for any reason other than Retirement shall be vested in his Profit Sharing Contribution Account and Employer Matching Contribution Account pursuant to the following vesting schedule:

Years of Vesting Service	Vested Percentage
Less than 2 Years	0%
2 Years	20%
3 Years	40%
4 Years	80%
5 Years or More	100%

(b)	Notwithstanding the forgoing Schedule, any Participant who terminates Employment by reason of death shall immediately become 100% vested in his or her Profit Sharing Contribution Account and Employer Matching Contribution Account

Section F: Method of Distribution

In addition to the forms of distribution in Section 8.02 of the Plan document, a Participant may also may receive a distribution in substantially equal installment payments made over the Participant’s life expectancy, the Participant’s and his Beneficiary’s joint life expectancy, or another period which does not exceed the joint life expectancy of the Participant and his Beneficiary. The manner in which such payments are calculated and the frequency of such payments shall be established by the Plan Administrator.

Section G: Loans

Notwithstanding Article 10 of the Main Plan Document, a Participant employed by the Participating Employer may not take a loan from the Plan.

SCHEDULE B

HAVERHILL NORTH COKE COMPANY

Section A—Definitions

Compensation.

(a)	Compensation shall mean the gross annual earnings reported on a Participant’s Form W-2 (Box 1—Wages, Tips and Compensation, or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d) and 6051(a)(3). Compensation shall also include pre-tax deferrals to the Plan or another plan that includes a cash or deferred arrangement under Code Section 401(k), a Code Section 125 cafeteria plan, a Code Section 132(f) transportation fringe benefit plan, a Code Section 408 SEP plan, a Code Section 403(b) plan, or a Code Section 457(b) plan. In addition, Compensation shall be determined by ignoring reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (and for this purpose benefits under a stock option plan is “deferred compensation”) and welfare benefits (and for this purpose, workers’ compensation payments of any type and, except as otherwise provided in Article 15, severance pay of any type shall be considered “welfare benefits,” but sick pay, short term disability and vacation pay are not considered “welfare benefits”). Compensation does not include short term disability pay even if reported on the Participant’s Form W-2.

(b)	Amounts paid after severance from employment generally shall not be included in Compensation unless:

(1)

(i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, (ii) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment, and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the limitation year (or other applicable period) that includes the date of severance from employment; or

(2)

(i) the payment is determined to be a leave cash outs (including payments for unused accrued bona fide sick, vacation, and other leave), (ii) the Participant would have been entitled to use the leave had he or she continued in employment and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the limitation year (or other applicable period) that includes the date of severance from employment.

(c)	Compensation earned before an Eligible Employee’s Entry Date shall be ignored in determining the Eligible Employee’s allocation of an Employer Contribution.

Disability. A physical or mental condition which qualifies the Participant for disability benefits under the Social Security Act.

Eligible Employees. Only Employees of the Participating Employer covered by the “Agreement between Haverhill North Coke Company and the United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied Industrial and Service Workers Union (USW)” shall be considered an Eligible Employee.

Entry Date. The Eligible Employee’s Employment Commencement Date.

Participating Employer. For purposes of this Schedule B, Participating Employer means the Haverhill North Coke Company.

Vesting Service. For purposes of determining a Participant’s Vesting Service, the Plan shall use the Hours Counting Method of crediting service as described under the definition of Vesting Service in the Main Plan Document.

Section B: Participation

An Employee of the Participating Employer who is not a Participant on the Effective Date shall become a Participant in the Plan on the first Entry Date following (i) the date the Employee has completed one (1) Hour of Service or (ii) the date the Employee becomes an Eligible Employee, whichever is later.

Section C: Profit Sharing Contributions

(a)	Each Plan Year, at the Participating Employer’s discretion, the Participating Employer shall make a quarterly and annual Profit Sharing Contribution equaling 8.5% of the Participant’s Compensation as described below.

(b)	After the end of each quarter during the Plan Year, the Participating Employer will allocate a Profit Sharing Contribution to the Account of each Eligible Employee (i) who was a Participant during the quarter and (ii) who was credited with at least 250 Hours of Service by the Participating Employer for service with the Participating Employer during such quarter. For any such quarter identified by the Plan Administrator, the Participant shall receive a Profit Sharing Contribution allocation of 8.5% of Compensation for each such quarter.

(c)	After the end of the Plan Year, the Participating Employer will allocate a Profit Sharing Contribution to the Account of each Eligible Employee (i) who was a Participant during any quarter during the Plan Year, (ii) who was credited with at least 1,000 Hours of Service by the Participating Employer during such Plan Year, (iii) who did not receive a quarterly contribution by reason of not being credited with at least 250 Hours of Service by the Participating Employer in one or more quarters. For any such quarter identified by the Plan Administrator, the Participant shall receive a Profit Sharing Contribution allocation of 8.5% of Compensation for each such quarter.

Section D: Vesting

Vesting Schedule in Employer Contributions. Any Participant who terminates Employment for any reason other than Retirement shall be vested in his Profit Sharing Contribution Account pursuant to the following vesting schedules:

For Participants with (i) a balance in their Profit Sharing Contributions Accounts as of December 31, 2006 and (ii) who terminated Employment prior to January 1, 2007, the following vesting schedule shall apply to the balance in their Profit Sharing Contributions Accounts as of December 31, 2006:

Years of Vesting Service	Vested Percentage
Less than 5 Years	0%
5 Years or More	100%

For all other contribution amounts held in the Participant’s Profit Sharing Account, the following schedule shall apply:

Years of Vesting Service	Vested Percentage
Less than 3 Years	0%
3 Years or More	100%

Section E: Method of Distribution

In addition to the forms of distribution in Section 8.02 of the Plan document, a Participant may also may receive a distribution in substantially equal installment payments made over the Participant’s life expectancy, the Participant’s and his Beneficiary’s joint life expectancy, or another period which does not exceed the joint life expectancy of the Participant and his Beneficiary. The manner in which such payments are calculated and the frequency of such payments shall be established by the Plan Administrator.

Section F: Withdrawals after Age 59-1/2

Notwithstanding Section 9.05 of the Main Plan Document, a Participant employed by the Participating Employer may not take a distribution from the Plan prior to his or her Termination Date on account of reaching age 59-1/2.

SCHEDULE C

GATEWAY ENERGY AND COKE COMPANY, LLC

Section A: Definitions

Compensation.

(a)	Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and fringe benefits, and excluding the following:

(1)	Employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(2)	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(4)	Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the employee); and

(5)	Bonuses and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)).

Compensation shall also include pre-tax deferrals to the Plan or another plan that includes a cash or deferred arrangement under Code Section 401(k), a Code Section 125 cafeteria plan, a Code Section 132(f) transportation fringe benefit plan, a Code Section 408 SEP plan, Code Section 403(b) plan, or a Code Section 457(b) plan.

(b)	Amounts paid after severance from employment generally shall not included in Compensation unless:

(1)

(i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, (ii) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment, and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the limitation year (or other applicable period) that includes the date of severance from employment; or,

(2)

(i) the payment is determined to be a leave cash outs (including payments for unused accrued bona fide sick, vacation, and other leave), (ii) the Participant would have been entitled to use the leave had he or she continued in employment and (iii) the payment is made by the later of 2 1/2 months after severance from employment or the end of the limitation year (or other applicable period) that includes the date of severance from employment.

Disability. The inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Eligibility Service. For purposes of determining a Participant’s Eligibility Service, the Plan shall use the elapsed time method of crediting service as described under the definition of Eligibility Service in the Main Plan Document.

Eligible Employee. All Employees of the Participating Employer except those Employees of the Participating Employer that are members of classes of Employees generally excluded under the definition of Eligible Employee in the Main Plan Document.

Entry Date. As soon as administratively feasible upon the Participant meeting the age and service requirements set forth in this Schedule.

Participating Employer. For purposes of this Schedule C, the Participating Employer is the Gateway Energy and Coke Company, LLC.

Vesting Service. For purposes of determining a Participant’s Vesting Service, the Plan shall use the Hours Counting Method of crediting service as described under the definition of Vesting Service in the Main Plan Document.

Section B: Participation

Beginning on the Effective Date, an Eligible Employee shall become a Participant in the Plan on the first Entry Date following (i) the date the Eligible Employee has completed six (6) months of Eligibility Service or (ii) the date the Employee becomes an Eligible Employee, whichever is later. For purposes of clarification, an Eligible Employee’s service with the Company prior to February 1, 2010 shall be counted for purposes of determining whether the Eligible Employee has six (6) months of Eligibility Service.

Section C: Employer Matching Contributions

For each payroll period, the Employer will make an Employer Matching Contribution to the Plan. The Employer Matching Contribution shall be equal to 50% of the Participant’s Pre-Tax Contributions and Catch-Up Contributions for the payroll period, with such Employer Matching Contribution not to exceed 6% of the Participant’s Compensation for such payroll period.

Section D: Employer Profit Sharing Contributions

(a)	Amount and Allocation of Profit Sharing Contribution. At the end of each Plan Year, the Participating Employer may, in its sole discretion, determine whether a Profit Sharing Contribution shall be made to the Plan for that Plan Year. The Profit Sharing Contribution, if any, shall be allocated among the Profit Sharing Contribution Accounts of Eligible Participants in the proportion that each Eligible Participant’s Compensation for the Plan Year bears to the total Compensation for all Eligible Participants for the Plan Year.

(b)	Eligibility to Receive Contribution. The Profit Sharing Contribution, if any, shall be allocated among the Profit Sharing Contribution Accounts of Participants who are credited with 1,000 or more Hours of Service during such Plan Year (unless such Participant is not so credited by reason of his or her death during the Plan Year).

Section E: Vesting

(a)	Any Participant who terminates Employment for any reason other than Retirement shall be vested in his Profit Sharing Contribution Account and Employer Matching Contribution Account pursuant to the following vesting schedule:

Years of Vesting Service	Vested Percentage
Less than 2 Years	0%
2 Years	20%
3 Years	40%
4 Years	80%
5 Years or More	100%

(b)	Notwithstanding the forgoing Schedule, any Participant who terminates Employment by reason of death shall immediately become 100% vested in his or her Profit Sharing Contribution Account and Employer Matching Contribution Account.

Section F: Method of Distribution

In addition to the forms of distribution in Section 8.02 of the Plan document, a Participant may also may receive a distribution in substantially equal installment payments made over the Participant’s life expectancy, the Participant’s and his Beneficiary’s joint life expectancy, or another period which does not exceed the joint life expectancy of the Participant and his Beneficiary. The manner in which such payments are calculated and the frequency of such payments shall be established by the Plan Administrator.

Section G: Loans

Notwithstanding Article 10 of the Main Plan Document, a Participant employed by the Participating Employer may not take a loan from the Plan.